Exhibit 4.6

CREDIT AGREEMENT

DATED EFFECTIVE AS OF MARCH 30, 2012

BY AND AMONG

OPEL TECHNOLOGIES, INC., ODIS, INC., AND

OPEL SOLAR, INC.

COLLECTIVELY, AS BORROWERS,

AND

TCA GLOBAL CREDIT MASTER FUND, LP,

AS LENDER

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”), dated as of March 30, 2012 (the “Effective Date”), is executed by and among OPEL TECHNOLOGIES, INC., an Ontario corporation (sometimes hereinafter referred to as the “Issuing Borrower”), ODIS, INC., a Delaware corporation, and OPEL SOLAR, INC., a Delaware corporation (each of the foregoing hereinafter sometimes individually referred to as a “Borrower” and all such entities sometimes hereinafter collectively referred to as “Borrowers” or the “Credit Parties”), and TCA GLOBAL CREDIT MASTER FUND, LP (“Lender”).

WHEREAS, Borrowers have requested that Lender extend a revolving credit facility to Borrowers of up to Five Million and No/100 Dollars ($5,000,000.00) for working capital financing for Borrowers and for any other purposes permitted hereunder; and for these purposes, Lender is willing to make certain loans and extensions of credit to Borrowers of up to such amount and upon the terms and conditions set forth herein; and

WHEREAS, Borrowers have agreed to secure all of their obligations under the Loan Documents by granting to Lender a first priority security interest in and lien upon all of their existing and after-acquired personal and real property, respectively and as applicable; and

WHEREAS, in connection with the loans and extensions of credit to be made by Lender pursuant to this Agreement, the officers and directors of the Borrowers are willing to execute validity guarantees in favor of Lender in connection with the Borrowers’ obligations under the Loan Documents;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.                                      DEFINITIONS.

1.1                               Defined Terms. For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

(a)                                 “Account” shall mean, individually, and “Accounts” shall mean, collectively, any and all accounts (as such term is defined in the UCC) of each of the Borrowers.

(b)                                 “Account Debtor” shall mean any Person who is obligated to any Borrower under an Account.

(c)                                  “Affiliate” (a) of Lender shall mean: (i) any entity which, directly or indirectly, controls or is controlled by or is under common control with Lender; and (ii) any entity administered or managed by Lender, or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans; and (b) of a Borrower shall mean any entity which, directly or indirectly, controls or is controlled by or is under common control with any Borrower. With respect to an Affiliate of Lender or an Affiliate of Borrowers, an entity shall be deemed to be “controlled by” another entity if such other entity possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such entity, whether by contract, ownership of voting securities, membership interests or otherwise.

(d)                                 “Agreement” shall mean this Credit Agreement by and among Borrowers and Lender.

(e)                                  “Borrower” and “Borrowers” shall have the meaning given to such terms in the preamble hereof.

(f)                                   “Borrowing Base Amount” shall mean an amount, expressed in Dollars, equal to eighty percent (80%) of the amount of the Eligible Accounts, subject to adjustment by Lender, in Lender’s sole discretion: (i) based on the applicable Account Debtor’s financial state or condition; and (ii) based on the result of any audits performed by Lender as set forth in Section 10.12 hereof.

(g)                                  “Borrowing Base Certificate” shall mean a certificate, in form substantially similar to that of Exhibit “A” attached hereto, duly executed by the Chief Executive Officer or the Chief Financial Officer of each Borrower, appropriately completed, by which such officer shall certify to Lender the formula and calculation of the Borrowing Base Amount as of the date of such certificate.

(h)                                 “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in the State of Florida.

(i)                                     “Capital Expenditures” shall mean expenditures (including Capital Lease obligations which should be capitalized under IFRS) for the acquisition of fixed assets which are required to be capitalized under IFRS.

(j)                                    “Capital Lease” shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, in accordance with IFRS, recorded as a “capital lease” on the balance sheets of any Borrower prepared in accordance with IFRS.

(k)                                 “Change in Control” shall occur when: (A) any one of the Borrowers shall: (i) consolidate or merge with or into another Person; or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all its properties or assets to another Person; or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding voting shares of the applicable Borrower; or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person, in each case whereby such other Person or its shareholders acquires more than the 50% of the outstanding voting shares of the applicable Borrower and the holders of a majority of the voting shares of the applicable Borrower fail to hold a majority of the voting shares of the resulting or surviving Person, as applicable; or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the

Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock of the applicable Borrower.

(l)                                     “Closing Date” shall mean the date upon which the Revolving Loan is initially funded.

(m)                             “Collateral” shall mean, collectively, and whether now existing or hereafter arising, all assets which secure the Loans, including, without limitation, all existing and after-acquired tangible and intangible assets of each of the Borrowers, including real property owned by Borrowers, with respect to which Borrowers grant to Lender a Lien under the terms of the Security Agreement and any of the other Loan Documents.

(n)                                 “Common Stock” shall have the meaning given to it in Section 7.3 hereof.

(o)                                 “Compliance Certificate” shall mean the covenant compliance certificate contemplated by Section 10.11 hereof, the form of which is attached hereto as Exhibit “B”.

(p)                                 “Contingent Liability” and “Contingent Liabilities” shall mean, respectively, each obligation and liability of each of the Borrowers and all such obligations and liabilities of Borrowers incurred pursuant to any agreement, undertaking or arrangement by which Borrowers, or any one of them, either: (i) guarantee, endorse or otherwise become or are contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including without limitation, any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (ii) guarantee the payment of dividends or other distributions upon the shares or ownership interest of any other Person; (iii) undertake or agree (whether contingently or otherwise): (A) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor; (B) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person; or (C) to make payment to any other Person other than for value received; (iv) agree to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (v) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (vi) undertake or agree otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

(q)                                 “Control” or “Controlling” shall mean the possession of the power to direct, or cause the direction of, the management and policies of a Person by contract, voting of securities, or otherwise.

(r)                                    “Credit Parties” shall have the meaning given to it in the preamble hereof.

(s)                                   “Default Rate” shall mean a per annum rate of interest equal to the greater of: (i) Eighteen Percent (18%) per annum; or (ii) the highest rate permitted by applicable law.

(t)                                    “Depreciation” shall mean the total amounts added to depreciation, amortization, obsolescence, valuation and other proper reserves, as reflected on any Borrower’s financial statements and determined in accordance with IFRS.

(u)                                 “Dollars” or “$” means lawful currency of the United States of America.

(v)                                 “EBIDTA” shall mean, for any period, the sum of the following: (i) Net Income (excluding extraordinary and unusual items and income or loss attributable to a minority equity position in any affiliated corporation or Subsidiary) for such period; plus (ii) interest expense; plus (iii) income and franchise taxes payable or accrued; plus (iv) Depreciation for such period; plus (v) all other non-cash charges; plus (vi) management fees; plus (vii) costs, fees and expenses incurred in connection with, or otherwise associated with, the closing of the transaction contemplated by this Agreement; minus (viii) that portion of Net Income arising out of the sale of assets outside of the ordinary course of business (to the extent not previously excluded under clause (i) of this definition), in each case to the extent included in determining Net Income for such period.

(w)                               “Effective Date” shall have the meaning given to it in the preamble hereof.

(x)                                 “Eligible Accounts” shall mean those Accounts of each Borrower or any Subsidiary which:

(i)                                     are genuine in all respects and have arisen in the ordinary course of business from the sale of goods or performance of services by a Borrower or the applicable Subsidiary, which delivery of goods has occurred or performance of services have been fully performed;

(ii)                                  are evidenced by an invoice delivered to the Account Debtor thereunder, are due and payable within thirty (30) days after the date of the invoice, and are not more than ninety (90) days outstanding past the invoice date;

(iii)                               do not arise from a “sale on approval”, “sale or return”, “consignment”, “guaranteed sale” or “bill and hold”, or are subject to any other repurchase or return agreement;

(iv)                              have not arisen in connection with a sale to an Account Debtor who is not a resident or citizen of, and is located within, the United States of America or the United Kingdom, except where backed by a letter of credit issued or confirmed by either (A) a bank which is organized under the laws of the United States of America or a state thereof or the United Kingdom and which has capital, surplus and undivided profits in excess of $500,000,000;

or (B) an office located in the United States of America or the United Kingdom of a foreign bank, which bank has been approved in advance by Lender in its sole discretion and which letter of credit has been delivered to Lender as Collateral;

(v)                                 are not due from an Account Debtor which is a Subsidiary or a director, officer, employee, agent, parent or Affiliate of any Borrower or of any Subsidiary;

(vi)                              do not arise out of contracts with the United States or any department, agency or instrumentality thereof, or any state, county, city or other governmental body, or any department, agency or instrumentality thereof, unless the applicable Borrower (or applicable Subsidiary of a Borrower) has assigned its right to payment of such Account to Lender pursuant to the Federal Assignment of Claims Act of 1940 (or analogous statute), and evidence (satisfactory to Lender) of such assignment has been delivered to Lender;

(vii)                           do not arise in connection with a sale to an Account Debtor who is located within a state or jurisdiction which requires the applicable Borrower (or applicable Subsidiary), as a precondition to commencing or maintaining an action in the courts of that state or jurisdiction, either to: (A) receive a certificate of authority to do business and be in good standing in such state or jurisdiction; or (B) file a notice of business activities or similar report with such state’s or jurisdiction’s taxing authority, unless (I) the applicable Borrower (or the applicable Subsidiary) has taken one of the actions described in clauses (A) or (B); (II) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by the applicable Borrower (or the applicable Subsidiary) at its election; or (III) the applicable Borrower (or applicable Subsidiary) has proven to the satisfaction of Lender that it is exempt from any such requirements under such state’s or jurisdiction’s laws;

(viii)                        do not arise out of a contract or order which, by its terms, forbids or makes void or unenforceable the assignment to Lender of the Account arising with respect thereto and are not assignable to Lender for any other reason;

(ix)                              are the valid, legally enforceable and unconditional obligation of the Account Debtor, are not the subject of any setoff, counterclaim, credit, allowance or adjustment by the Account Debtor, or of any claim by the Account Debtor denying liability thereunder in whole or in part, and the Account Debtor has not refused to accept and/or has not returned or offered to return any of the goods or services which are the subject of such Account;

(x)                                 are subject to a perfected, first priority Lien in favor of Lender and not subject to any Lien whatsoever, other than the Lien of Lender, except for Permitted Liens;

(xi)                              to each Borrower’s knowledge, no proceedings or actions are pending or threatened against the Account Debtor which might result in any material adverse change in its financial condition or in its ability to pay any Account in full;

(xii)                           if the Account is evidenced by chattel paper or an instrument, the originals of such chattel paper or instrument shall have been endorsed and/or assigned and delivered to Lender or, in the case of electronic chattel paper, shall be in the control of Lender, in each case in a manner satisfactory to Lender; and

(xiii)                        to each Borrower’s knowledge, there is no bankruptcy, insolvency or liquidation proceeding pending by or against the Account Debtor with respect thereto, nor has the Account Debtor gone out of or suspended business, made a general assignment for the benefit of creditors or failed to pay its debts generally as they come due, and/or no condition or event has occurred having a Material Adverse Effect on the Account Debtor which would require the Accounts of such Account Debtor to be deemed uncollectible in accordance with IFRS.

An Account which is an Eligible Account shall cease to be an Eligible Account whenever it ceases to meet any one of the foregoing requirements.

In the event the Revolving Note exceeds Two Hundred Fifty Thousand Dollars ($250,000), if Accounts representing Fifty Percent (50%) or more of the unpaid net amount of all Accounts from any one Account Debtor fail to qualify as Eligible Accounts, including (without limitation) because such Accounts are unpaid more than ninety (90) days after the due date of such Accounts, then all Accounts relating to such Account Debtor shall cease to be Eligible Accounts. In the event the Revolving Note exceeds Two Hundred Thousand Dollars ($250,000), if Accounts owed by a single Account Debtor exceed Fifty Percent (50%) of the Eligible Accounts, then all Accounts relating to such Account Debtor in excess of such amount shall cease to be Eligible Accounts.

(y)                                 “Employee Plan” includes any pension, stock bonus, employee stock ownership plan, retirement, disability, medical, dental or other health plan, life insurance or other death benefit plan, profit sharing, deferred compensation, stock option, bonus or other incentive plan, vacation benefit plan, severance plan or other employee benefit plan or arrangement, including, without limitation, those pension, profit-sharing and retirement plans of Borrowers described from time to time in the financial statements of each Borrower and any pension plan, welfare plan, Defined Benefit Pension Plans (as defined in ERISA) or any multi-employer plan, maintained or administered by any Borrower or to which any Borrower is a party or may have any liability or by which any Borrower is bound.

(z)                                  “Environmental Laws” shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to Borrowers’ business or facilities owned or operated by any Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes in the environment (including, without limitation, ambient air, surface water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

(aa)                          “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

(bb)                          “Event of Default” shall mean any of the events or conditions set forth in Section 12 hereof.

(cc)                            “Funded Indebtedness” shall mean, as to any Person, without duplication: (i) all indebtedness for borrowed money of such Person (including principal, interest and, if not paid when due, fees and charges), whether or not evidenced by bonds, debentures, notes or similar instruments; (ii) all obligations to pay the deferred purchase price of property or services; (iii) all obligations, contingent or otherwise, with respect to the maximum face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), and all unpaid drawings in respect of such letters of credit, bankers’ acceptances and similar obligations; and (iv) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided, however, if such Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property subject to such Lien at the time of determination). Notwithstanding the foregoing, Funded Indebtedness shall not include trade payables and accrued expenses incurred by such Person in accordance with customary practices and in the ordinary course of business of such Person.

(dd)                          “Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

(ee)                            “Hazardous Materials” shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation, any that are or become classified as hazardous or toxic under any Environmental Law).

(ff)                              “IFRS” shall mean the accounting principles and standards known as the International Financial Reporting Standards issued by the International Accounting Standards Board, and any other opinions, statements and pronouncements thereof, which are applicable to the circumstances as of the date of determination; provided, however, that interim financial statements or reports shall be deemed in compliance with IFRS despite the absence of footnotes and fiscal year-end adjustments as required by IFRS.

(gg)                            “Interest Rate” shall mean a fixed rate of interest equal to Ten Percent (10%) per annum, calculated on the actual number of days elapsed over a 360-day year.

(hh)                          “Lender” shall have the meaning given to it in the preamble hereof.

(ii)                                  “Liabilities” shall mean, at all times, all liabilities of Borrowers that would be shown as such on the balance sheets of each Borrower prepared in accordance with IFRS.

(jj)                                        “Lien” shall mean, with respect to any Person, any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien or security interest granted by such Person or arising by judicial process or otherwise, including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, a Capital Lease on the balance sheet of such Person prepared in accordance with IFRS.

(kk)                                  “Loan” or “Loans” shall mean the aggregate of all Revolving Loans made by Lender to Borrowers under and pursuant to this Agreement.

(ll)                                          “Loan Documents” shall mean those documents listed in Sections 3.1, 3.2 and 3.3 hereof.

(mm)                          “Material Adverse Effect” shall mean: (i) a material adverse change in, or a material adverse effect upon, the assets, business, properties, financial condition or results of operations of Borrowers, or any one of them; (ii) a material impairment of the ability of Borrowers, or any one of them, to perform any of their respective Obligations under any of the Loan Documents; or (iii) a material adverse effect on: (A) any substantial portion of the Collateral; (B) the legality, validity, binding effect or enforceability against Borrowers, or any one of them, of any of the Loan Documents; (C) the perfection or priority (subject to Permitted Liens) of any Lien granted to Lender under any Loan Document; or (D) the rights or remedies of Lender under any Loan Document.

(nn)                                  “Net Income” shall mean, with respect to any period, the amount shown opposite the caption “Net Income” or a similar caption on the financial statements of any Borrower, prepared in accordance with IFRS.

(oo)                                  “Obligations” shall mean all loans, advances and other financial accommodations (whether primary, contingent or otherwise), all interest accrued thereon (including interest which would be payable as post-petition in connection with any bankruptcy or similar proceeding, whether or not permitted as a claim thereunder), and any fees due to Lender under this Agreement or the other Loan Documents, any expenses incurred by Lender under this Agreement or the other Loan Documents, and any and all other liabilities and obligations of the Credit Parties to Lender.

(pp)                                  “Organizational Identification Number” means, with respect to each Borrower, the organizational identification number assigned to such Borrower by the applicable governmental unit or agency of the jurisdiction of organization of each Borrower, if any.

(qq)                                  “Payment Date” shall have the meaning given to it in Section 2.1(c) hereof.

(rr)                                        “Permitted Liens” shall mean: (i) Liens for Taxes, assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which adequate reserves are maintained in accordance with IFRS and in respect of which no Lien has been filed; (ii) Liens of carriers, warehousemen, mechanics and materialmen arising in the ordinary course of business and other similar Liens imposed by law; (iii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services, which do not in the aggregate materially detract from the value of the property or assets of any Borrower taken as a whole or materially impair the use thereof in the operation of any Borrower’s business and, in each case, for which adequate reserves are maintained in accordance with IFRS and in respect of which no Lien has been filed; (iv) Liens described in the Financial Statements referred to in Section 7.9 hereof and the replacement, extension or renewal of any such Lien upon or in the same property subject thereto arising out of the extension, renewal or replacement of the indebtedness secured thereby (without increase in the amount thereof); (v) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding Fifty Thousand and 00/100 Dollars ($50,000) arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and to the extent such judgments or awards do not constitute an Event of Default; (vi) zoning and similar restrictions on the use of property and easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of any Borrower; (vii) Liens arising in connection with Capital Leases (and attaching only to the property being leased); (viii) Liens that constitute purchase money security interests on any property securing indebtedness incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within sixty (60) days of the acquisition thereof and attaches solely to the property so acquired; (ix) Liens granted to Lender hereunder and under the Loan Documents; (x) any interest or title of a lessor, sublessor, licensor or sublicensor under any lease or non-exclusive license permitted by this Agreement; (xi) Liens arising from precautionary uniform commercial code financing statements filed under any lease permitted by this Agreement; and (xii) banker’s Liens and rights of set-off of financial institutions arising in connection with items deposited in accounts maintained at such financial institutions and subsequently unpaid and unpaid fees and expenses that are charged to any Borrower by such financial institutions in the ordinary course of business of the maintenance and operation of such accounts.

(ss)                                      “Person” shall mean any individual, partnership, limited liability company, limited liability partnership, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity.

(tt)                                        “Receivable Collection Fee” shall mean a surcharge on the Eligible Accounts of .875% for receivables outstanding and received within 30 days, 1.625% for receivables outstanding and received between 31-60 days, and 2.25% for receivables outstanding between 61-90 days.

(uu)                                  “Regulatory Change” shall mean the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any Governmental Authority or any central bank or other fiscal, monetary or other authority having jurisdiction over Lender or its lending office.

(vv)                                  “Revolving Loan” and “Revolving Loans” shall mean, respectively, each direct advance, and the aggregate of all such direct advances, made by Lender to Borrowers under and pursuant to Section 2.1 of this Agreement.

(ww)                              “Revolving Loan Availability” shall mean at any time the then applicable Revolving Loan Commitment.

(xx)                                  “Revolving Loan Commitment” shall mean, on the Closing Date, Eight Hundred Fifty Thousand and No/100 Dollars ($850,000.00), and in the event Borrowers request and Lender agrees to increase the Revolving Loan Commitment pursuant to Section 2.1(b), thereafter, shall mean such amount to which the Revolving Loan Commitment is increased, all as applicable pursuant to Section 2.1 (b).

(yy)                                  “Revolving Loan Maturity Date” shall mean the earlier of: (i) twelve (12) months from the Closing Date; (ii) upon prepayment of the Revolving Note by Borrower (subject to Section 2.1(d)(ii)); or (iii) the occurrence of an Event of Default and acceleration of the Revolving Note pursuant to this Agreement, unless the date in clause (i) shall be extended pursuant to Section 2.3 or by Lender pursuant to any modification, extension or renewal note executed by Borrower and accepted by Lender in its sole and absolute discretion in substitution for the Revolving Note; provided, however, in the event during the first one hundred eighty (180) days following the Closing Date, the Borrowers have not either: (A) closed on a capital raising event that funds the Borrowers sufficient capital to cover the Borrowers’ expected losses for the immediately following twelve (12) month period; or (B) reached consistent profitability, in each case, as determined by Lender in its sole and absolute discretion (if either of such events fails to occur during such one hundred eighty (180) day period following the Closing Date, then such failure is sometimes hereinafter referred to as a “Termination Event”), then beginning on the one hundred eighty-first (181st) day following the Closing Date and at any time thereafter, the Lender shall have the right to terminate the Revolving Loan Commitment entirely upon written notice to Borrower, in which event the Revolving Loan Maturity Date shall be a date that is ninety (90) days following such written notice of termination from Lender to Borrower. Once any such written notice of termination is given by Lender as hereby contemplated, then notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, the Revolving Loan Commitment shall immediately terminate, Lender shall have no obligation to make any Revolving Loans thereafter, and this Agreement shall remain in effect solely for the purpose of winding down this Agreement and allowing the Borrower the opportunity to pay down all outstanding Obligations in accordance with the terms hereof until the Revolving Loan Maturity Date.

(zz)                                    “Revolving Note” shall mean that certain Revolving Note in the principal amount of the Revolving Loan Commitment of even date herewith made by each of the Borrowers in favor of Lender, in form substantially similar to that of Exhibit “C” attached hereto.

(aaa)                           “SEC” shall mean the United States Securities and Exchange Commission.

(bbb)                           “Securities Act” shall mean the Securities Act of 1933, as amended.

(ccc)                              “Security Agreement” shall mean a Security Agreement in favor of Lender, in form substantially similar to that of Exhibit “D” attached hereto.

(ddd)                           “Subsidiary” and “Subsidiaries” shall mean, respectively, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships or other entities of which or in which a Person owns, directly or indirectly, fifty percent (50%) or more of: (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such entity if a corporation; (ii) the management authority and capital interest or profits interest of such entity, if a partnership, limited partnership, limited liability company, limited liability partnership, joint venture or similar entity; or (iii) the beneficial interest of such entity, if a trust, association or other unincorporated organization.

(eee)                              “UCC” shall mean the Uniform Commercial Code in effect in Florida from time to time.

(fff)                                 “Validity Guaranties” shall mean the validity guaranties executed by such officers and directors of each of the Borrowers as Lender shall require, in Lender’s sole discretion, which shall be substantially in the form of Exhibit “E” attached hereto.

1.2                               Accounting Terms.  Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with IFRS. Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements to be furnished to Lender pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with IFRS as used in the preparation of the financial statements of any Borrower on the date of this Agreement. If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the International Accounting Standards Board (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to Lender hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the parties hereto agree to enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of each Borrower will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, Borrowers will furnish financial statements in accordance with such changes but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes. Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by Borrowers’ accountants.

1.3                               Other Terms Defined in UCC. All other words and phrases used herein and not otherwise specifically defined shall have the respective meanings assigned to such terms in the UCC, as amended from time to time, to the extent the same are used or defined therein.

1.4                               Other Definitional Provisions; Construction. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa. The words “hereof, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to Article, Section, Subsection, Annex, Schedule, Exhibit and like references are references to this Agreement unless otherwise specified. Wherever the word “include,” “includes” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation.” An Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in accordance with Section 14.3 hereof. References in this Agreement to any party shall include such party’s successors and permitted assigns. References to any “Section” shall be a reference to such Section of this Agreement unless otherwise stated. To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Agreement, the provisions of this Agreement shall govern.

2.                                      REVOLVING LOAN FACILITY.

2.1                               Revolving Loan.

(a)                                 Revolving Loan Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of Borrowers set forth herein and in the other Loan Documents, Lender agrees to make such Revolving Loans at such times as Borrowers may from time to time request, pursuant to the terms of this Agreement, until, but not including, the Revolving Loan Maturity Date, and in such amounts as Borrowers may from time to time request up to the Revolving Loan Availability; provided, however, that the aggregate principal balance of all Revolving Loans outstanding at any time shall not exceed the Revolving Loan Availability; and further provided, however, that, notwithstanding anything contained in this Agreement or any other Loan Documents to the contrary, each Revolving Loan requested by Borrowers under this Agreement shall be subject to Lender’s approval, which approval may be given or withheld in Lender’s sole and absolute discretion. Revolving Loans made by Lender may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including, the Revolving Loan Maturity Date, unless the Revolving Loans are otherwise terminated or extended as provided in this Agreement. The Revolving Loans shall be used by Borrowers for the purpose of ongoing working capital purposes.

(b)                                 Increase to Revolving Loan Commitment. Borrowers may request: (I) that on the ninetieth (90th) day following the Closing Date, Lender increase the Revolving Loan Commitment to One Million Three Hundred Thousand Dollars ($1,350,000) (“First Commitment Increase”); and (II) that at any time after the First Commitment Increase but prior to the Revolving Loan Maturity Date, that the Revolving Loan Commitment be increased to up to Five Million Dollars ($5,000,000); and Lender, in its sole discretion, may make available the foregoing Revolving Loan Commitment increases to Borrower in such amounts as Lender may determine provided the following conditions have been satisfied, in Lender’s sole and absolute discretion:

(i)                                             no Event of Default shall have occurred or be continuing or result from the applicable increase of the Revolving Loan Commitment;

(ii)                                          Borrowers shall have executed and delivered a new or revised Revolving Note;

(iii)                                       After giving effect to such increase, the amount of the aggregate outstanding principal balance of all Revolving Loans shall not be in excess of the Revolving Loan Availability; and

(iv)                                      Lender shall have reviewed and accepted the amount and type of Accounts that are to be Eligible Accounts.

(c)                  Revolving Loan Interest and Payments. Except as otherwise provided in this Section, the outstanding principal balance of the Revolving Loans shall be repaid on or before the Revolving Loan Maturity Date. Principal amounts repaid on the Revolving Note may be re-borrowed. The principal amount of the Revolving Loans outstanding from time to time shall bear interest at the Interest Rate. The Receivables Collection Fee and accrued and unpaid interest on the unpaid principal balance of all Revolving Loans outstanding from time to time shall be payable on a weekly basis on the weekly anniversary date of the Closing Date, commencing on the first such date to occur after the date hereof and on the Revolving Loan Maturity Date (each a “Payment Date”). Any amount of principal or interest on the Revolving Loans which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall at Lender’s option bear interest payable on demand at the Default Rate.

(d)                 Revolving Loan Principal Repayments.

(i)                                             Mandatory Principal Prepayments; Overadvances. All Revolving Loans hereunder shall be repaid by Borrowers on or before the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of this Agreement. In the event the aggregate outstanding principal balance of all Revolving Loans hereunder exceed the Revolving Loan Availability, Borrowers shall, upon notice or demand from Lender, immediately make such repayments of the Revolving Loans or take such other actions as shall be necessary to eliminate such excess. Lender shall apply funds (in excess of any recurring fees owed under Section 2.2, fees owed to any custodian/back-up servicer, the Receivable Collections Fee, and interest owed under Sections 2.1(c) and 2.4) received from the Lock Box Account as payment against the outstanding principal balance of the Revolving Loans on any Payment Date, at Lender’s sole discretion.

(ii)                                          Optional Prepayments. Borrower may, from time to time, prepay the Revolving Loan, in whole or in part, provided, however, that if prior to the Revolving Loan Maturity Date, Borrowers prepay the entire outstanding amount of the Revolving Loan in full and then terminate the Revolving Loan Commitment, Borrowers shall pay to Lender as liquidated damages and compensation for the costs of being prepared to make funds available hereunder, an amount equal to Five Percent (5%) of the then applicable Revolving Loan Commitment (the “Prepayment Penalty”). The parties agree that the amount payable pursuant to this subsection (ii) is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of the Revolving Loan Commitment. Notwithstanding the foregoing, the Prepayment Penalty shall not apply during the first One-Hundred Eighty (180) days following the Closing Date.

(e)                  Collections; Lock Box.

(i)                                 Each Borrower shall direct all of its Account Debtors in the U.S. and the United Kingdom to make all payments on the Accounts directly to a post office box designated by, and under the exclusive control of, Lender (such post office box is referred to herein as the “Lock Box”). The Lender shall establish and maintain an account at a financial institution acceptable to Lender in its sole and absolute discretion (the “Lock Box Account”), which Lock Box Account is (as of the date hereof) and shall be maintained in Lender’s name, into which all payments received in the Lock Box shall be deposited, and into which each Borrower will immediately deposit all payments received by each Borrower on Accounts in the identical form in which such payments were received, whether by cash or check. If any Borrower, any Affiliate or Subsidiary, any shareholder, officer, director, employee or agent of any Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with any Borrower, shall receive any monies, checks, notes, drafts or other payments relating to or as proceeds of Eligible Accounts, each Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Lender, and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lock Box Account. Each Borrower and Lender agree that all payments made to such Lock Box Account, whether in respect of the Eligible Accounts or as proceeds of other collateral or otherwise (except for proceeds of Collateral which are required to be delivered to the holder of a Permitted Lien which is prior in right of payment), will be swept from the Lock Box Account to Lender on each Payment Date to be applied according to the following priorities: (1) to unpaid fees and expenses due hereunder or under any other Loan Documents, including, without limitation, any recurring fees due pursuant to Section 2.2 hereof; (2) to any custodian/back-up servicer (if applicable); (3) to accrued but unpaid interest owed under Sections 2.1(c) and 2.4 hereof; (4) to any accrued but unpaid Receivable Collection Fee; (5) to amounts payable pursuant to Section 2.1(d); and (6) upon the occurrence of an Event of Default, to Lender, to reduce the outstanding Revolving Loan balance to zero. Borrowers agree to pay all reasonable and customary fees, costs and expenses in connection with opening and maintaining of the Lock Box and Lock Box Account. All of such reasonable fees, costs and expenses, if not paid by Borrowers within five (5) business days of Lender’s written request, may be paid by Lender and in such event all amounts paid by Lender shall constitute Obligations hereunder, shall be payable to Lender by Borrowers upon demand, and, until paid, shall bear interest at the lowest rate then applicable to Loans hereunder. All checks, drafts, instruments and other items of payment or proceeds of Collateral shall be endorsed by Borrowers, as applicable, to Lender, and, if that endorsement of any such item shall not be made for any reason, Lender is hereby irrevocably authorized to endorse the same on each Borrower’s behalf. For purpose of this Section, each Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as each

Borrower’s true and lawful attorney and agent-in-fact: (A) to endorse each Borrower’s name upon said items of payment and/or proceeds of collateral and upon any chattel paper, document, instrument, invoice or similar document or agreement relating to any Accounts of any Borrower; (B) to take control in any manner of any item of payment or proceeds thereof; and (C) to have access to any lock box or postal box into which any of Borrowers’ mail is deposited, and open and process all mail addressed to each Borrower and deposited therein.

(ii)                                          Lender may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Obligations: (A) enforce collection of any of the Accounts of any Borrower or other amounts owed to any Borrower by suit or otherwise; (B) exercise all of the rights and remedies of each Borrower with respect to proceedings brought to collect any Accounts or other amounts owed to each Borrower; (C) surrender, release or exchange all or any part of any Accounts or other amounts owed to each Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (D) sell or assign any Account of any Borrower or other amount owed to any Borrower upon such terms, for such amount and at such time or times as Lender deems advisable; (E) prepare, file and sign any Borrower’s name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to any Borrower; and (F) do all other acts and things which are necessary, in Lender’s sole discretion, to fulfill each Borrower’s obligations under this Agreement and the other Loan Documents and to allow Lender to collect the Accounts or other amounts owed to each Borrower. In addition to any other provision hereof, Lender may at any time after the occurrence and during the continuance of an Event of Default, at Borrowers’ expense, notify any parties obligated on any of the Accounts to make payment directly to Lender of any amounts due or to become due thereunder.

(iii)                                       On a monthly basis, Lender shall deliver to Borrowers an invoice and an account statement showing all Loans, charges and payments, which shall be deemed final, binding and conclusive upon Borrowers, unless Borrowers notify Lender in writing, specifying any error therein, within thirty (30) days of the date such account statement is sent to Borrowers and any such notice shall only constitute an objection to the items specifically identified.

2.2                               Fees.

(a)                                 Unused Commitment Fee. Borrowers agree to pay to Lender a non-utilization fee equal to one percent (1%) per month (“Non-Utilization Fee”) of the total of: (i) the then applicable Revolving Loan Commitment; less (ii) the sum of the daily average of the aggregate principal amount of all Revolving Loans outstanding, which non-utilization fee shall be: (A) calculated on the basis of a year consisting of 360 days; (B) paid for the actual number of days elapsed; and (C) payable in arrears on the last Business Day of each calendar month, commencing on the last Business Day of the calendar month in which the first Revolving Loan was funded, and ending on the Revolving Loan Maturity Date. Borrowers shall not be subject to a Non-Utilization Fee so long as the receivables constituting Eligible Accounts equal to or exceed the then applicable Revolving Loan Commitment.

(b)                                 Asset Monitoring Fee. Borrowers agree to pay to Lender an asset monitoring fee (“Asset Monitoring Fee”) equal to One Thousand Five-Hundred and No/100 Dollars ($1,500.00), which shall be due and payable on the Closing Date, and thereafter on the first day of each calendar quarter during the term of the Revolving Loan Facility. The Asset Monitoring Fee shall be increased in increments of Five Hundred and No/100 Dollars ($500.00) each time the Revolving Loan Commitment amount is increased pursuant to Section 2.1(b); provided that the Asset Monitoring Fee shall never exceed Two Thousand Five Hundred and No/100 Dollars ($2,500.00).

(c)                                  Transaction Advisory Fee. Borrowers agree to pay to Lender a transaction advisory fee equal to four percent (4.0%) of the Revolving Loan Commitment as of the Closing Date, and four percent (4.0%) on the amount of any increase thereof pursuant to Section 2.1 (b), which shall be due and payable on the Closing Date and on the date of any increase to the Revolving Loan Commitment pursuant to Section 2.1(b).

(d)                                 Due Diligence Fees. Borrowers agree to pay a due diligence fee equal to Twelve Thousand Five Hundred and No/100 Dollars ($12,500.00), which shall be due and payable in full on the Closing Date, or any remaining portion thereof shall be due and payable on the Closing Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement.

(e)                                  Document Review and Legal Fees. Borrowers agree to pay a document review and legal fee equal to Twelve Thousand Five Hundred and No/100 Dollars ($12,500.00) which shall be due and payable in full on the Closing Date, or any remaining portion thereof shall be due and payable on the Closing Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement.

(f)                                   Other Fees. Each of the Borrowers also agrees to pay to the Lender (or any designee of the Lender), upon demand, or to otherwise be responsible for the payment of, any and all other costs, fees and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Lender and of any experts and agents, which the Lender may incur or which may otherwise be due and payable in connection with: (i) the recordation, administration, amendment, waiver or other modification or termination of this Agreement or any other Loan Documents; (ii) any documentary stamp taxes, intangibles taxes, recording fees, filing fees, or other similar taxes, fees or charges imposed by or due to any Governmental Authority in connection with this Agreement or any other Loan Documents; (iii) the exercise or enforcement of any of the rights of the Lender under this Agreement or the Loan Documents; or (iv) the failure by any Borrower to perform or observe any of the provisions of this Agreement or any of the Loan Documents. Included in the foregoing shall be the amount of all expenses paid or incurred by Lender in consulting with counsel concerning any of its rights under this Agreement or any other Loan Document or under applicable law. All such costs and expenses, if not so immediately paid when due or upon demand thereof, shall bear interest from the date of outlay until paid, at the Default Rate. All of such costs and expenses shall be additional Obligations of the Borrowers to Lender secured under the Loan Documents. The provisions of this Subsection shall survive the termination of this Agreement.

(g)                                  Investment Banking Fee.

(i)                                             Share Issuance. Issuing Borrower shall pay to Lender a fee for investment banking services provided by the Lender to the Borrowers prior to the Effective Date by having the Issuing Borrower issue to Lender that number of shares of the Issuing Borrower’s Common Stock that equal to a dollar amount equal to $150,000.00 (the “Share Value”). For purposes of determining the number of shares issuable to Lender under this Section 2.2(g) (the “Fee Shares”), the Issuing Borrower’s Common Stock shall be valued at the discounted market price as defined by the TSX Venture Exchange (the “Discounted Price”), such Discounted Price being the last closing price of the Issuing Borrower’s Common Stock before publicly announcing the closing of the transactions contemplated by this Agreement, less twenty-five percent (25%) discount to such price, which Discounted Price shall be determined as of the close of the business day immediately prior to the Effective Date (the “Valuation Date”). The Lender shall confirm to the Issuing Borrower in writing, the Discounted Price for the Common Stock as of the Valuation Date, and the corresponding number of Fee Shares issuable to the Lender based on such price. The Company shall instruct its transfer agent to issue certificates representing the Fee Shares issuable to the Lender immediately upon the Effective Date, and shall cause its transfer agent to deliver such certificates to Lender within three (3) Business Days from the Effective Date. In the event such certificates representing the Fee Shares issuable hereunder shall not be delivered to the Lender within said three (3) Business Day period, same shall be an immediate default under this Agreement and Lender shall have no obligation to make any Revolving Loans hereunder until such default is cured. The Fee Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Issuing Borrower’s Common Stock. The Fee Shares shall be deemed fully earned as of the Effective Date, regardless of the amount or number of Revolving Loans made hereunder. The Fee Shares shall be included on any registration statement filed by the Issuing Borrower after the date hereof, unless such shares may be resold without any limitation of any kind pursuant to applicable law.

(ii)                                          Adjustments. It is the intention of the Borrowers and Lender that by a date that is nine (9) months after the Valuation Date (the “Nine Month Valuation Date”) the Lender shall have generated net proceeds from the sale of the Fee Shares equal to the Share Value. The Lender shall have the right to sell the Fee Shares in its then trading market or otherwise, at any time in accordance with applicable securities laws and subject to applicable holding periods, provided that Lender agrees to use its good faith efforts to sell Fee Shares after the applicable restrictive holding period applicable thereto has expired, in such amounts as reasonably practicable given then existing market conditions, in Lender’s discretion, with the intention of selling the Fee Shares as soon as reasonably practicable following the expiration of the restricted holding period. At any time the Lender may elect after the Nine Month Valuation Date (or prior to such Nine Month Valuation Date, if Lender has sold all Fee Shares prior to such Nine Month Valuation Date), the Lender shall deliver to the Issuing Borrower a reconciliation statement showing the net proceeds actually received by the Lender from the sale of the Fee Shares (the “Sale Reconciliation”). If, as of the date of the delivery by Lender of the Sale Reconciliation, the Lender has not realized net proceeds from the sale of such Fee Shares equal to at least the Share Value, as shown on the Sale Reconciliation, then any such deficiency (the “Deficiency”) shall immediately and automatically become an additional Obligation of the Borrowers under this Agreement. Lender shall elect by written notice to the Issuing Borrower delivered with the Sale Reconciliation (the “Deficiency Election Notice”), whether Lender elects to have the Deficiency paid in cash, or by issuance of additional Common Stock of the Issuing Borrower. If Lender elects to have such Deficiency paid in cash, then within ten (10)

days after the Deficiency Election Notice is delivered to the Issuing Borrower, the Issuing Borrower shall pay the Deficiency to the Lender in good and cleared US funds by wire transfer to an account designated by Lender. In the event Lender elects to have the Deficiency paid in additional Common Stock of the Issuing Borrower, then within ten (10) days after the date the Deficiency Election Notice is delivered to the Issuing Borrower, the Issuing Borrower shall make application to the TSX Venture Exchange to convert such Deficiency to additional Common Stock of the Issuing Borrower at the Discounted Price applicable as of the date the Deficiency Election Notice is delivered, and upon receipt of approval from the TSX Venture Exchange for such issuance, the Issuing Borrower shall immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Lender for such Deficiency as hereby contemplated. If Lender elects to have additional shares of Common Stock issued to pay any Deficiency, and after the sale of such additional issued shares of Common Stock, the Lender still has not received net proceeds equal to at least the Share Value, then such remaining deficiency shall be paid by the Issuing Borrower to Lender in cash by wire transfer of good and cleared US funds to an account designated by Lender within ten (10) days of written demand therefor. In the event the Lender receives net proceeds from the sale of Fee Shares equal to the Share Value, and the Lender still has Fee Shares remaining to be sold, the Lender shall return all such remaining Fee Shares to the Issuing Borrower. In the event additional Common Stock is required to be issued as outlined above, and such issuance is approved by the TSX Venture Exchange, the Issuing Borrower shall instruct its transfer agent to issue certificates representing such additional shares of Common Stock to the Lender immediately subsequent to the TSX approval obtained therefor, and the Issuing Borrower shall in any event cause its transfer agent to deliver such certificates to Lender within three (3) Business Days following the date the TSX approval is obtained. In the event such certificates representing such additional shares of Common Stock issuable hereunder shall not be delivered to the Lender within said three (3) Business Day period, same shall be an immediate default under this Agreement and the Loan Documents. Notwithstanding anything contained in this Section 2.2(g) to the contrary, at any time on or prior to the Nine Month Valuation Date, but not thereafter (unless agreed to by the Lender), the Issuing Borrower shall have the right, at any time during such period, to redeem any Fee Shares then in the Lender’s possession for an amount payable by the Issuing Borrower to Lender in Dollars equal to the Share Value, less any net cash proceeds received by the Lender from any previous sales of Fee Shares. Upon Lender’s receipt of such cash payment in accordance with the immediately preceding sentence, the Lender shall return any then remaining Fee Shares in its possession back to the Issuing Borrower. Neither the Lender nor its Affiliates has an open short position in the Common Stock, and the Lender agrees that it shall not, and that it will cause its Affiliates not to, engage in any short sales of the Common Stock while this Agreement remains in effect.

2.3                               Renewal of Revolving Loans; Non-Renewal of Revolving Loans; Fees. Provided that Lender has not exercised its right to terminate the Revolving Loan Commitment under Section 1.1(zz), then, and only in that event, on the Revolving Loan Maturity Date, so long as no Event of Default exists, and that no event has occurred that with the passage of time, the giving of notice, or both, would constitute an Event of Default, Borrowers shall have the option to request a renewal of the Revolving Loan Commitment and extension of the Revolving Loan Maturity Date for one (1) additional one (1) year period. To make such request, Borrowers shall give written notice to Lender of Borrowers’ request to renew the Revolving Loan Commitment and extend the Revolving Loan Maturity Date for an additional one (1) year period on or before the Revolving Loan Maturity Date. Lender may elect to accept or reject Borrowers’ request for a renewal of the Revolving Loan Commitment and extension of the Revolving Loan Maturity Date in its sole and absolute discretion, based on Borrowers’ performance during the previous twelve (12) month period as well as other factors as Lender deems relevant in its sole and absolute discretion. In the event Lender accepts Borrowers’ request for renewal and extension, Borrowers shall, immediately upon demand from Lender and as a condition to the renewal and extension, deliver a renewal fee to Lender equal to two percent (2%) of the then outstanding Revolving Loan Commitment, together with any other documents, instruments and fees that be required by Lender to evidence the extension.

2.4                               Interest and Fee Computation; Collection of Funds. Interest accrued hereunder shall be payable as set forth in Section 2.1 hereof. Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed. Principal payments submitted in funds not immediately available shall continue to bear interest until collected. If any payment to be made by Borrowers hereunder or under the Revolving Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment. Any Obligations which are not paid when due (subject to applicable grace periods) shall bear interest at the Default Rate.

2.5                               Automatic Debit. In order to effectuate the timely payment of any of the Obligations when due, each Borrower hereby authorizes and directs Lender, at Lender’s option, to: (i) debit, or cause or instruct the debit of, the amount of the Obligations to any ordinary deposit account of any Borrower; or (ii) make a Revolving Loan hereunder to pay the amount of the Obligations.

2.6                               Discretionary Disbursements. Lender, in its sole and absolute discretion, may immediately upon notice to Borrowers, disburse any or all proceeds of the Revolving Loans made or available to Borrowers pursuant to this Agreement to pay any fees, costs, expenses or other amounts required to be paid by Borrowers hereunder and not so paid. All monies so disbursed shall be a part of the Obligations, payable by Borrowers on demand from Lender.

2.7                               US Dollars; Currency Risk. All Eligible Accounts will be in Dollars. In the event Eligible Accounts are not in Dollars, Borrowers shall bear the risk of Lender’s currency losses, and if Lender suffers a currency loss and the result is to increase the cost to Lender or to reduce the amount of any sum received or receivable by Lender under this Agreement or under the Revolving Note with respect thereto, then after demand by Lender (which demand shall be accompanied by a certificate setting forth reasonably detailed calculations of the basis of such demand), Borrowers shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or such reduction. Borrowers hereby authorize Lender to advance or cause an advance of Revolving Loans to pay for the increased costs or reductions associated with any such currency losses.

3.                                      CONDITIONS OF BORROWING.

Notwithstanding any other provision of this Agreement, the obligation of Lender to disburse or make all or any portion of any Loans is subject to satisfaction of all of the following conditions precedent (unless a condition is waived in writing by Lender) contained in this Article 3.

3.1                               Intentionally Left Blank.

3.2                               Loan Documents to be Executed by Borrowers. As a condition precedent to Lender’s disbursal or making of the Loans pursuant to this Agreement, Borrowers shall have executed or cause to be executed and delivered to Lender all of the following documents, each of which must be satisfactory to Lender and Lender’s counsel in form, substance and execution:

(a)                                 Credit Agreement. Two originals of this Agreement duly executed by Borrowers;

(b)                                 Revolving Note. An original Revolving Note duly executed by Borrowers;

(c)                                  Security Agreement. Two originals of the Security Agreement dated as of the date of this Agreement, executed by Borrowers;

(d)                                 Intentionally Left Blank.

(e)                                  Validity Guaranties. Validity Guarantees duly executed by such officers and directors of Borrowers as Lender shall require;

(f)                                   Search Results. Copies of UCC search reports (or reports from any other foreign Governmental Authorities in other jurisdictions serving similar purposes) dated such a date as is reasonably acceptable to Lender, listing all effective financing statements which name any Borrower, under its present name and any previous names, as debtors, together with copies of such financing statements;

(g)                                  Organizational and Authorization Documents. A certificate of the corporate secretary of each Borrower certifying and attaching: (i) copies of its articles of incorporation and bylaws; (ii) resolutions of the board of directors of such Borrower, approving and authorizing such Borrower’s issuance of the Revolving Note, and the execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; (iii) the signatures and incumbency of the officers of such Borrower executing any of the Loan Documents, each of which such Borrower hereby certifies to be true and complete, and in full force and effect without modification, it being understood that Lender may conclusively rely on each such document and certificate until formally advised by such Borrower of any changes therein; and (iv) good standing certificate in the state of incorporation of such Borrower and in each other state requested by Lender;

(h)                                 Insurance. Evidence satisfactory to Lender of the existence of insurance required to be maintained pursuant to Section 10.4, together with evidence that Lender has been named as additional insured and lender’s loss payee, as applicable, on all related insurance policies;

(i)                                       Opinion of Counsel. A customary opinion of Borrowers’ counsel, in form reasonably satisfactory to Lender; and

(j)                                      Additional Documents. Such other agreements, documents, instruments, certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other items which Lender shall require in connection with this Agreement.

3.3                               Issuance of Stock. Issuing Borrower shall have delivered to Lender and its counsel an issuance instruction letter and board resolution, irrevocably authorizing and directing Issuing Borrower’s transfer agent to issue and deliver to Lender the Fee Shares required to be issued and delivered to Lender hereunder, together with evidence reasonably acceptable to Lender that such issuance has been approved by the TSX Venture Exchange and any other Governmental Authority having jurisdiction over the issuance of the Fee Shares.

3.4                               Payment of Fees. Borrowers shall have paid to Lender all fees, costs and expenses, including, but not limited to, due diligence expenses, attorney’s fees, search fees, title fees, documentation and filing fees (including documentary stamps and taxes payable on the face amount of the Revolving Note).

3.5                               Event of Default. No Event of Default, or event which, with notice or lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing.

3.6                               Adverse Changes. There shall not have occurred any Material Adverse Effect.

3.7                               Litigation. No pending claim, investigation, litigation or proceeding before any Governmental Authority shall have been instituted against any Borrower or any of their respective Subsidiaries or any of their respective officers or shareholders.

3.8                               Representations and Warranties. No representation or warranty of Borrowers contained herein or in any Loan Documents shall be untrue or incorrect in any material respect as of the date of any Loans as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.

3.9                               Due Diligence. The business, legal and collateral due diligence review performed by Lender, including, but not limited to, a review of Borrowers’ historical performance and financial information, must be acceptable to Lender in its sole discretion. Lender reserves the right to increase any and all aspects of its due diligence in Lender’s sole discretion.

3.10                        Key Personnel Investigations. Lender shall be satisfied, in its sole discretion, with results from background investigations conducted on key members of Borrowers’ principals and management teams.

3.11                        Repayment of Outstanding Indebtedness. Borrowers shall have repaid in full all outstanding indebtedness secured by Collateral, other than indebtedness giving rise to Permitted Liens.

4.                                      NOTES EVIDENCING LOANS.

The Revolving Loans shall be evidenced by the Revolving Note (together with any and all renewal, extension, modification or replacement notes executed by Borrowers and delivered to Lender and given in substitution therefor) duly executed by Borrowers and payable to the order of Lender. At the time of the initial disbursement of a Revolving Loan and at each time an additional Revolving Loan shall be requested hereunder or a repayment made in whole or in part thereon, an appropriate notation thereof shall be made on the books and records of Lender. All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of: (i) the principal amount of the Revolving Loans advanced hereunder; (ii) any unpaid interest owing on the Revolving Loans; and (iii) all amounts repaid on the Revolving Loans. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of Borrowers under the Revolving Note to repay the principal amount of the Revolving Loans, together with all interest accruing thereon, and all other fees and expenses due in connection therewith in accordance with this Agreement.

5.                                      MANNER OF BORROWING.

5.1                               Loan Requests. Subject to Section 2.1(a) and Article 3 hereof, the Loans shall be made available to Borrowers upon Borrowers’ request, from any Person whose authority to so act has not been revoked by any Borrower in writing previously received by Lender. Borrowers may make requests for borrowing no more than one time every week up to the then applicable Revolving Loan Commitment; provided, however, that, notwithstanding anything contained in this Agreement or any other Loan Documents to the contrary, each Revolving Loan requested by Borrowers under this Agreement shall be subject to Lender’s approval, which approval may be given or withheld in Lender’s sole and absolute discretion. A request for a Loan may only be made if no default or Event of Default shall have occurred or be continuing and shall be subject to: (i) delivery of a Borrowing Base Certificate, together with supporting documentation in form and content satisfactory to Lender; and (ii) additional receivables, Accounts and other Collateral being acceptable to Lender. In addition, a request for a Loan must be received by no later than 11:00 a.m. eastern time the day it is to be funded and be in a minimum amount equal to Fifty Thousand Dollars and No/100 ($50,000.00).

5.2                               Communications. Lender is authorized to rely on any written, verbal, electronic, telephonic or telecopy loan requests which Lender believes in its good faith judgment to emanate from Leon Pierhal, an authorized representative of Borrowers, or any other Person authorized by Leon Pierhal in a written instrument delivered to Lender. Each Borrower hereby irrevocably confirms, ratifies and approves all such advances by Lender and each of such Borrowers hereby indemnifies Lender against losses and expenses (including court costs, attorneys’ and paralegals’ fees) and shall hold Lender harmless with respect thereto.

6.                                      SECURITY FOR THE OBLIGATIONS.

To secure the payment and performance by Borrowers of the Obligations hereunder, each Borrower grants, under and pursuant to the Security Agreement executed by Borrowers dated as of the date hereof, to Lender, its successors and assigns, a continuing, first-priority security interest in, and does hereby assign, transfer, mortgage, convey, pledge, hypothecate and set over to Lender, its successors and assigns, all of the right, title and interest of each Borrower in and to the Collateral, whether now owned or hereafter acquired, and all proceeds (including, without limitation, all insurance proceeds) and products of any of the Collateral. At any time upon Lender’s request, Borrowers shall execute and deliver to Lender any other documents, instruments or certificates requested by Lender for the purpose of properly documenting and perfecting the security interests of Lender in and to the Collateral granted hereunder, including any additional security agreements, mortgages, control agreements, and financing statements.

7.                                      REPRESENTATIONS AND WARRANTIES OF BORROWERS.

To induce Lender to make the Loans, each Borrower makes the following representations and warranties to Lender, each of which shall be true and correct in all material respects as of the date of the execution and delivery of this Agreement and as of the date of each Loan made hereunder, except to the extent such representation expressly relates to an earlier date, and which shall survive the execution and delivery of this Agreement:

7.1                               Borrower Organization and Name. Each Borrower is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, as applicable, with full and adequate powers to carry on and conduct its business as presently conducted. Each Borrower is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing or in which any Collateral is located. Each Borrower’s Organizational Identification Number is set forth and identified in Schedule 7.1 attached hereto. The exact legal name of each Borrower is as set forth in the first paragraph of this Agreement, and except as set forth in Schedule 7.1, no Borrower currently conducts, nor has any Borrower, during the last five (5) years conducted, business under any other name or trade name, except in connection with its wholly-owned Subsidiaries.

7.2                               Authorization; Validity. Each Borrower has full right, power and authority to enter into this Agreement, to make the borrowings and execute and deliver the Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and the Loan Documents. The execution and delivery of this Agreement and the Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of any Borrower’s Articles of Incorporation, Bylaws, operating agreements or other governing documents, as applicable. All necessary and appropriate corporate action has been taken on the part of each Borrower to authorize the execution and delivery of this Agreement and the Loan Documents and the issuance of the Revolving Note. This Agreement and the Loan Documents are valid and binding agreements and contracts of each Borrower in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies. No Borrower knows of any reason why any Borrower cannot perform any of its respective obligations under this Agreement, the Loan Documents or any related agreements.

7.3                               Capitalization. The authorized capital stock of each Borrower is as set forth in Schedule 7.3 attached hereto. Schedule 7.3 shall specify, for each Borrower, the total number of authorized shares of capital stock, and of such authorized shares, the number which are designated as common stock (“Common Stock”) and the number designated as preferred stock. Schedule 7.3 shall also specify, for each Borrower, as of the date hereof, the number of shares of Common Stock issued and outstanding and the number of shares of preferred stock issued and outstanding. All of the outstanding shares of capital stock of each Borrower are validly issued, fully paid and nonassessable, have been issued in compliance with all foreign, federal and state securities laws and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. As of the date of this Agreement, no shares of any Borrower’s capital stock are subject to preemptive rights or any other similar rights or any liens, claims or encumbrances suffered or permitted by any Borrower. Except as set forth in Schedule 7.3 attached hereto and except for the securities to be issued pursuant to this Agreement, as of the date of this Agreement: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of any Borrower or any of their Subsidiaries, or contracts, commitments, understandings or arrangements by which any Borrower or any of their Subsidiaries is or may become bound to issue additional shares of capital stock of any Borrower or any of their Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of any Borrower or any of their Subsidiaries; (ii) there are no outstanding debt securities; (iii) there are no agreements or arrangements under which any Borrower or any of their Subsidiaries is obligated to register the sale of any of their securities under the Securities Act or under any foreign law of any Governmental Authority; and (iv) there are no outstanding registration statements of any Borrower or any of their Subsidiaries and there are no outstanding comment letters from the SEC, the TSX Venture Exchange, or any other Governmental Authority with respect to any securities of any Borrower or any of their Subsidiaries.

7.4                               Issuance of Securities. The Fee Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all liens, claims, charges, taxes, or other encumbrances with respect to the issue thereof (other than time-limited transfer restrictions), and, subject to the accuracy of Lender’s representations in Section 8 below, will be issued in compliance with all applicable United States federal and state securities laws and the laws of any foreign jurisdiction applicable to the issuance thereof. Subject to the accuracy of Lender’s representations in Section 8 below, the issuance of the Fee Shares is and will be exempt from: (i) the registration and prospectus delivery requirements of the Securities Act; (ii) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws; and (iii) any similar registration or qualification requirements of any foreign jurisdiction or other Governmental Authority.

7.5                               Compliance With Laws. The nature and transaction of each Borrower’s business and operations and the use of each of their properties and assets, including, but not limited to, the Collateral or any real estate owned or occupied by any Borrower, do not and during the term of the Loans shall not, violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind or nature, including, without limitation, the provisions of the Fair Labor Standards Act or any zoning, land use, building, noise abatement, occupational health and safety or other laws, any building permit or any condition, grant, easement, covenant, condition or restriction, whether recorded or not, except to the extent such violation or conflict would not result in a Material Adverse Effect.

7.6                               Environmental Laws and Hazardous Substances. Except to the extent that any of the following would not have a Material Adverse Effect (including financial reserves, insurance policies and cure periods relating to compliance with applicable laws and permits) and are used in such amounts as are customary in the ordinary course of each Borrower’s business, consistent with past practices, in compliance with all applicable Environmental Laws, each Borrower represents and warrants to Lender that, to its knowledge: (i) no Borrower has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off any of the premises of each Borrower (whether or not owned by any Borrower) in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder; (ii) the operations of each Borrower comply in all material respects with all Environmental Laws and all licenses, permits certificates, approvals and similar authorizations thereunder; (iii) there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or, to any Borrower’s knowledge, threatened; and (iv) no Borrower has any liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material.

7.7                               Absence of Breach. The execution, delivery and performance of this Agreement, the Loan Documents and any other documents or instruments to be executed and delivered by Borrowers in connection with the Loans shall not: (i) violate any provisions of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority; or (ii) conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions, or provisions of any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which any Borrower is a party or by which any Borrower or any of its property or assets may be bound.

7.8                               Collateral Representations. No Person other than Borrowers, owns or has other rights in the Collateral, and the Collateral is free from any Lien of any kind, other than the Lien of Lender and Permitted Liens.

7.9                               SEC/TSX Documents; Financial Statements. The Issuing Borrower is a “reporting issuer” under the laws of the provinces of British Columbia, Alberta, Ontario and Quebec (the “Securities Regulators”). The Issuing Borrower has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities Regulators, TSX Venture Exchange or any other Governmental Authority, as applicable (all of the foregoing collectively referred to as a “Filing Authority”) that requires the filing of any such items under applicable law (all of the foregoing filed within the two (2) years preceding the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “TSX Documents”). The Issuing Borrower is current with its filing obligations under all applicable laws, rules and regulations and all TSX Documents have been filed on a timely basis or such Issuing Borrower has received a valid extension of such time of filing and has filed any such TSX Document prior to the expiration of any such extension. Such Issuing Borrower represents and warrants that true and complete copies of the TSX Documents have been provided, or made available, to Lender. Such Issuing Borrower shall also deliver to Lender true and complete copies of all draft filings, reports, schedules, statements and other documents required to be filed with any Filing Authority that have been prepared but not filed with any applicable Filing Authority as of the date hereof. As of their respective dates, the TSX Documents complied in all material respects with the requirements of all laws, rules and regulations applicable thereto, and none of the TSX Documents, at the time they were filed with any Filing Authority, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such TSX Documents is, or has been, required to be amended or updated under applicable law (except as set forth in Schedule 7.9 or such statements as have been amended or updated in subsequent filings prior the date hereof, which amendments or updates are also part of the TSX Documents). As of their respective dates, except as set forth in Schedule 7.9, the consolidated financial statements of the Borrowers are included in the TSX Documents (the “Financial Statements”), and such Financial Statements complied in all material respects with applicable accounting requirements and the published rules and regulations of all Filing Authorities. All of the Financial Statements have been prepared in accordance with IFRS, consistently applied, during the periods involved (except: (i) as may be otherwise indicated in such Financial Statements or the notes thereto; or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Borrowers as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Borrowers to the Lender which is not included in the TSX Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

7.10                        Absence of Certain Changes. Since the date the last of the TSX Documents was filed with any Filing Authority, none of the following have occurred:

(a)                                 There has been no event or circumstance of any nature whatsoever that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; or

(b)                                 Any transaction, event, action, development, payment, or any other matter of any nature whatsoever entered into by any of the Borrowers other than in the ordinary course of their respective businesses, as currently conducted.

7.11                        Litigation and Taxes. There is no litigation, demand, charge, claim, petition or governmental investigation or proceeding pending, or to each Borrower’s knowledge, threatened, against any Borrower, any of their Subsidiaries or their respective officers or shareholders, or against or affecting any of their respective assets. In addition, there is no outstanding judgments, orders, writs, decrees or other similar matters or items against or affecting any of the Borrowers, their respective businesses or assets. No Borrower has received any material complaint from any customer, supplier, vendor or employee. Each Borrower has duly filed all applicable income or other tax returns and has paid all income or other taxes when due. There is no controversy or objection pending or threatened in respect of any tax returns of any Borrower.

7.12                        Event of Default. No Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under this Agreement or any of the other Loan Documents, and no Borrower is in default (without regard to grace or cure periods) under any contract or agreement to which it is a party or by which any of their respective assets are bound.

7.13                        ERISA Obligations. To the knowledge of each Borrower, all Employee Plans of each Borrower meet the minimum funding standards of Section 302 of ERISA, where applicable, and each such Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified. No withdrawal liability has been incurred under any such Employee Plans and no “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), has occurred with respect to any such Employee Plans, unless approved by the appropriate governmental agencies. To the knowledge of each Borrower, each Borrower has promptly paid and discharged all obligations and liabilities arising under the ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets.

7.14                        Adverse Circumstances. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which: (i) could adversely affect the validity or priority of the Liens granted to Lender under the Loan Documents; (ii) could materially adversely affect the collective ability of Borrowers to perform their obligations under the Loan Documents; (iii) would constitute a default under any of the Loan Documents; (iv) would constitute such a default with the giving of notice or lapse of time or both; or (v) would constitute or give rise to a Material Adverse Effect.

7.15                        Liabilities and Indebtedness of the Borrowers. The Borrowers do not have any Funded Indebtedness or any liabilities or obligations of any nature whatsoever, except: (i) as disclosed in Schedule 7.15; (ii) as disclosed in the Financial Statements; or (iii) liabilities and obligations incurred in the ordinary course of business of each Borrower since the date of the last Financial Statements filed by the Borrowers with any Filing Authority which do not or would not, individually or in the aggregate, exceed Ten Thousand Dollars ($10,000) or otherwise have a Material Adverse Effect.

7.16                        Lending Relationship. Each Borrower acknowledges and agrees that the relationship hereby created with Lender is and has been conducted on an open and arm’s length basis in which no fiduciary relationship exists and that no Borrower has relied, nor is relying on, any such fiduciary relationship in executing this Agreement and in consummating the Loans. Lender represents that it will receive the Revolving Note payable to its order as evidence of the Loans.

7.17                        Compliance with Regulation U. No portion of the proceeds of the Loans shall be used by any Borrower, or any Affiliates of any Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System.

7.18                        Governmental Regulation. No Borrower is, or after giving effect to any Loan, will be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

7.19                        Bank Accounts. The account numbers and locations of all deposit accounts, credit card payment processing accounts, merchant accounts and other bank or depository accounts of each Borrower as of the Effective Date are listed and attached hereto as Schedule 7.17.

7.20                        Places of Business. The principal place of business of Borrowers, collectively, is set forth on Schedule 7.18 and each Borrower shall promptly notify Lender of any change in such location. Borrowers will not remove or permit the Collateral to be removed from such locations without the prior written consent of Lender, except for: (i) certain heavy equipment kept at third party sites when conducting business or maintenance; (ii) vehicles, containers and rolling stock; (iii) Inventory sold or leased in the usual and ordinary course of each Borrower’s businesses; and (iv) temporary removal of Collateral to other locations for repair or maintenance as may be required from time to time in each instance in the ordinary course of business of each Borrower.

7.21                        No General Solicitation. Neither Borrowers, nor any of their Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or issuance of the Revolving Note, the Fee shares or the shares issuable upon conversion of the Revolving Note.

7.22                        No Integrated Offering. Neither Borrowers, nor any of their Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Revolving Note, the Fee shares or any securities issuable upon conversion of the Revolving Note under the Securities Act or cause this offering of such securities to be integrated with prior offerings by any Borrower for purposes of the Securities Act.

7.23                        Private Placement. Assuming the accuracy of the Lender’s representations and warranties set forth in Section 8 below, no registration under the Securities Act or the laws, rules or regulation of any other Governmental Authority is required for the issuance of the Revolving Note, the Fee Shares or the shares issuable upon conversion of the Revolving Note as contemplated hereby.

7.24                        Complete Information. This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials submitted to Lender in connection with or in furtherance of this Agreement by or on behalf of any Borrower fully and fairly states the matters with which they purport to deal, and do not misstate any material fact nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading.

7.25                        Royal Bank of Canada Lien. The Borrowers hereby confirm that the security interest held by the Royal Bank of Canada in certain property of the Borrowers under registration number 20030610 1829 1531 1308, reference file no. 895278069 affects that certain Guaranteed Investment Certificate in the amount of $1,250 issued by the Royal Bank of Canada with Certificate No. 00100093286, and any renewals and replacements thereof, but no other property or assets of any of the Borrowers.

8.                                      REPRESENTATIONS AND WARRANTIES OF LENDER.

Lender makes the following representations and warranties to the Credit Parties, each of which shall be true and correct in all material respects as of the date of the execution and delivery of this Agreement and as of the date of each Loan made hereunder, except to the extent such representation expressly relates to an earlier date, and which shall survive the execution and delivery of this Agreement:

8.1                               Investment Purpose. Lender is acquiring the Revolving Note, the Fee Shares or the shares issuable upon conversion of the Revolving Note, for its own account, for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

8.2                               Accredited Investor Status. Lender is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.

8.3                               Reliance on Exemptions. Lender understands that the Revolving Note, the Fee Shares or the shares issuable upon conversion of the Revolving Note, are each being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Borrowers are relying in part upon the truth and accuracy of, and Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Lender set forth herein in order to determine the availability of such exemptions and the eligibility of Lender to acquire such securities.

8.4                               Information. Lender has been furnished with all materials relating to the business, finances and operations of Borrowers and information deemed material by Lender to making an informed investment decision regarding the Revolving Note, which have been requested by Lender. Lender has been afforded the opportunity to ask questions of Borrowers and their management. Neither such inquiries nor any other due diligence investigations conducted by Lender or its representatives shall modify, amend or affect Lender’s right to rely on Borrowers’ representations and warranties contained in Article 7 above or in any other Loan Documents. Lender understands that its investment in the Revolving Note involves a high degree of risk. Lender is in a position regarding Borrowers, which, based upon economic bargaining power, enabled and enables Lender to obtain information from Borrowers in order to evaluate the merits and risks of this investment. Lender has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the Revolving Note.

8.5                               No Governmental Review. Lender understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Revolving Note, or the fairness or suitability of the investment in the Revolving Note, nor have such authorities passed upon or endorsed the merits of the offering of the Revolving Note.

8.6                               Transfer or Resale. Lender understands that: (i) the Revolving Note, the Fee Shares and the shares issuable upon conversion of the Revolving Note, have not been and are not being registered under the Securities Act or any other foreign or state securities laws, and may not be offered for sale, sold, assigned or transferred unless: (A) subsequently registered thereunder; or (B) Lender shall have delivered to Borrowers an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; and (ii) neither Borrowers nor any other Person is under any obligation to register such securities under the Securities Act or any foreign or state securities laws or to comply with the terms and conditions of any exemption thereunder, except as otherwise set forth in this Agreement.

8.7                               Intentionally Left Blank.

8.8                               Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Lender and is a valid and binding agreement of Lender enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

8.9                               Intentionally Left Blank.

8.10                        Due Formation of Lender. Lender is an entity that has been formed and validly exists and has not been organized for the specific purpose of purchasing the Revolving Note and is not prohibited from doing so.

8.11                        No Legal Advice from Borrowers. Lender acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. Lender is relying solely on such counsel and advisors and not on any statements or representations of Borrowers or any of their representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction; provided, however, the foregoing shall not modify, amend or affect Lender’s right to rely on Borrowers’ representations and warranties contained in Article 7 above or in any other Loan Documents.

9.                                      NEGATIVE COVENANTS.

9.1                               Indebtedness. No Borrower shall, either directly or indirectly, create, assume, incur or have outstanding any Funded Indebtedness (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other Person, or otherwise consummate any transaction or series of transactions involving the issuance of debt securities of any of the Borrowers, except:

(a)                                   the Obligations;

(b)                                   endorsement for collection or deposit of any commercial paper secured in the ordinary course of business;

(c)                                    obligations for taxes, assessments, municipal or other governmental charges; provided, the same are being contested in good faith by appropriate proceedings and are insured against or bonded over to the satisfaction of Lender;

(d)                                   obligations for accounts payable, other than for money borrowed, incurred in the ordinary course of business; provided that, any management or similar fees payable by any Borrower shall be fully subordinated in right of payment to the prior payment in full of the Loans made hereunder;

(e)                                    obligations existing on the date hereof which are disclosed on the financial statements referred to in Section 7.9;

(f)                                     unsecured intercompany Funded Indebtedness incurred in the ordinary course of business;

(g)                                    Funded Indebtedness existing on the Closing Date and set forth in Schedule 7.15, including any extensions or refinancings of the foregoing, which do not increase the principal amount of such Funded Indebtedness as of the date of such extension or refinancing; provided such Funded Indebtedness is subordinated to the Obligations owed to Lender pursuant to a subordination agreement, in form and content acceptable to Lender in its sole discretion, which shall include an indefinite standstill on remedies and payment blockage rights during any default;

(h)                                   Funded Indebtedness consisting of Capital Lease obligations or secured by Permitted Liens of the type described in clause (g) of the definition thereof not to exceed $250,000 in the aggregate at any time;

(i)                                       Contingent Liabilities arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted hereunder;

(j)                                      Contingent Liabilities incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds and other similar obligations; and

(k)                                   Contingent Liabilities arising under indemnity agreements to title insurers to cause such title insurers to issue to Lender title insurance policies.

9.2                               Encumbrances. No Borrower shall, either directly or indirectly, create, assume, incur or suffer or permit to exist any Lien or charge of any kind or character upon any asset of any Borrower or their Subsidiaries; whether owned at the date hereof or hereafter acquired, except Permitted Liens or as otherwise authorized by Lender in writing.

9.3                               Investments. No Borrower shall, either directly or indirectly, make or have outstanding any new investments (whether through purchase of stocks, obligations or otherwise)

in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets, business, stock or other evidence of beneficial ownership of any other Person except following:

(a)                                   The stock or other ownership interests in a Subsidiary existing as of the Closing Date;

(b)                                   investments in direct obligations of the United States or any state in the United States;

(c)                                    trade credit extended by any Borrower in the ordinary course of business;

(d)                                   investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors;

(e)                                    investments existing on the Closing Date and set forth in Schedule 9.3;

(f)                                     Contingent Liabilities permitted pursuant to Section 9.1; or

(g)                                    Capital Expenditures permitted under Section 9.5.

9.4                               Transfer; Merger. No Borrower shall, either directly or indirectly, permit a Change in Control, merge, consolidate, sell, transfer, license, lease, encumber or otherwise dispose of all or any part of its property or business or all or any substantial part of its assets, or sell or discount (with or without recourse) any of its Notes (as defined in the UCC), Chattel Paper, Payment Intangibles or Accounts; provided, however, that any Borrower may:

(a)                                      sell or lease Inventory and Equipment in the ordinary course of business;

(b)                                      upon not less than three (3) Business Days’ prior written notice to Lender, any Subsidiary of any Borrower may merge with (so long as the applicable Borrower remains the surviving entity), or dissolve or liquidate into, or transfer its property to any Borrower;

(c)                                    dispose of used, worn-out or surplus equipment in the ordinary course of business;

(d)                                   discount or write-off overdue Accounts for collection in the ordinary course of business;

(e)                                    sell or otherwise dispose (including cancellation of Funded Indebtedness) of any Investment permitted under Section 9.3 in the ordinary course of business; and

(f)                                     grant Permitted Liens.

9.5                               Capital Expenditures. Without Lender’s prior consent, no Borrower shall make or incur obligations for any Capital Expenditures in any fiscal year.

9.6                               Intentionally Left Blank.

9.7                               Distributions; Restricted Payments. No Borrower shall: (i) purchase or redeem any shares of its stock or declare or pay any dividends or distributions, whether in cash or otherwise, set aside any funds for any such purpose or make any distribution to its shareholders, make any distribution of its property or assets or make any loans, advances or extensions of credit to, or investments in, any Persons, including, without limitation, such Borrower’s Affiliates, officers, partners or employees without the prior written consent of Lender; (ii) make any payments of any Funded Indebtedness other than as permitted hereunder; or (iii) increase the annual salary paid to any officers of any Borrower as of the Closing Date.

9.8                               Use of Proceeds. No Borrower, nor any of their Affiliates, shall use any portion of the proceeds of the Loans, either directly or indirectly, for the purpose of purchasing any securities underwritten by any Affiliate of Lender.

9.9                               Business Activities; Change of Legal Status and Organizational Documents. No Borrower shall: (i) engage in any line of business other than the businesses engaged in on the date hereof and business reasonably related thereto; (ii) change its name, Organizational Identification Number, its type of organization, its jurisdictions of organization or other legal structure; or (iii) permit its Articles of Incorporation, Bylaws or other organizational documents to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of Lender.

9.10                        Transactions with Affiliates. Except as set forth on Schedule 9.10, No Borrower shall enter into any transaction with any of its Affiliates, except in the ordinary course of business and upon fair and reasonable terms that are no less favorable to such Borrower than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate of such Borrower.

9.11                        Bank Accounts. No Borrower shall maintain any bank, deposit or credit card payment processing accounts with any financial institution, or any other Person, for any Borrower or any Affiliate of any Borrower, other than Borrowers’ respective accounts listed in the attached Schedule 7.17, and other than the Lock Box Account established pursuant to this Agreement. Specifically, no Borrower may change, modify, close or otherwise affect the Lock Box Account or any of the other accounts listed in Schedule 7.17, without Lender’s prior written approval, which approval may be withheld or conditioned in Lender’s sole and absolute discretion.

10.                               AFFIRMATIVE COVENANTS.

10.1                        Compliance with Regulatory Requirements. Upon demand by Lender, Borrowers shall reimburse Lender for Lender’s additional costs and/or reductions in the amount of principal or interest received or receivable by Lender if at any time after the date of this Agreement any law, treaty or regulation or any change in any law, treaty or regulation or the interpretation thereof by any Governmental Authority charged with the administration thereof or any other authority having jurisdiction over Lender or the Loans, whether or not having the force of law, shall impose, modify or deem applicable any reserve and/or special deposit requirement against or in respect of assets held by or deposits in or for the account of the Loans by Lender or impose on Lender any other condition with respect to this Agreement or the Loans, the result of which is to either increase the cost to Lender of making or maintaining the Loans or to reduce the amount of principal or interest received or receivable by Lender with respect to such Loans. Said additional costs and/or reductions will be those which directly result from the imposition of such requirement or condition on the making or maintaining of such Loans. Notwithstanding the foregoing, Borrowers shall not be required to pay any such additional costs which could be avoided by Lender with the exercise of reasonable conduct and diligence.

10.2                        Corporate Existence. Each Borrower shall at all times preserve and maintain its: (i) existence and good standing in the jurisdiction of its organization; and (ii) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect), and shall at all times continue as a going concern in the business which such Borrower is presently conducting.

10.3                        Maintain Property. Each Borrower shall at all times maintain, preserve and keep its plants, properties and equipment, including, but not limited to, any Collateral, in good repair, working order and condition, normal wear and tear excepted, and shall from time to time, as each Borrower deems appropriate in its reasonable judgment, make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained. Each Borrower shall permit Lender to examine and inspect such plant, properties and equipment, including, but not limited to, any Collateral, at all reasonable times upon reasonable notice during business hours. During the continuance of any Event of Default, Lender shall, at Borrowers’ expense, have the right to make additional inspections without providing advance notice.

10.4                        Maintain Insurance. Each Borrower shall at all times insure and keep insured with insurance companies acceptable to Lender, all insurable property owned by each Borrower which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from environmental, fire and such other hazards or risks as are customarily insured against by companies similarly situated and operating like properties; and shall similarly insure employers’, public and professional liability risks. Prior to the date of the funding of any Loans under this Agreement, each Borrower shall deliver to Lender a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section. All such policies of insurance must be satisfactory to Lender in relation to the amount and term of the Obligations and type and value of the Collateral and assets of each Borrower, shall identify Lender as sole/lender’s loss payee and as an additional insured. In the event any Borrower fail to provide Lender with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation or default by any Borrower hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto, which Lender deems advisable. This insurance coverage: (i) may, but need not, protect any Borrower’s interest in such property, including, but not limited to, the Collateral; and (ii) may not pay any claim made by, or against, any Borrower in connection with such property, including, but not limited to, the Collateral. Any Borrower may later cancel any such insurance purchased by Lender, but only after providing Lender with evidence that the insurance coverage required by this Section is in force. The costs of such insurance obtained by Lender, through and including the effective date such insurance coverage is canceled or expires, shall be payable on demand by Borrowers to Lender, together with interest at the Default Rate on such amounts until repaid and any other charges by Lender in connection with the placement of such insurance. The costs of such insurance, which may be greater than the cost of insurance which any Borrower may be able to obtain on its own, together with interest thereon at the Default Rate and any other charges by Lender in connection with the placement of such insurance may be added to the total Obligations due and owing to the extent not paid by any applicable Borrower.

10.5                        Tax Liabilities.

(a)                                   Each Borrower shall at all times pay and discharge all property, income and other taxes, assessments and governmental charges upon, and all claims (including claims for labor, materials and supplies) against such Borrower or any of its properties, Equipment or Inventory, before the same shall become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with IFRS are being maintained.

(b)                                   Each Borrower shall be solely responsible for the payment of any and all documentary stamps and other taxes imposed by the State of Florida in connection with the execution of this Agreement, the Security Agreement and the Revolving Note.

10.6                        ERISA Liabilities; Employee Plans. Each Borrower shall: (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without liability to such Borrower; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the standards of ERISA, including the minimum funding standards of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify Lender immediately upon receipt by such Borrower of any notice concerning the imposition of any withdrawal liability or of the institution of any proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; (v) promptly advise Lender of the occurrence of any “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), with respect to any such Employee Plans; and (vi) amend any Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered and operated in a manner that does not cause the Employee Plan to lose its qualified status.

10.7                        Financial Statements. Each Borrower shall at all times maintain a system of accounting capable of producing its individual and consolidated financial statements in compliance with IFRS (provided that monthly financial statements shall not be required to have footnote disclosure, are subject to normal year end adjustments and need not be consolidated), and shall furnish to Lender or its authorized representatives such information regarding the business affairs, operations and financial condition of such Borrower as Lender may from time to time request or require, including, but not limited to:

(a)                                   If the Revolving Loan Maturity Date is extended beyond the original term, as soon as available, and in any event, within ninety (90) days after the close of each fiscal year, a copy of the annual audited financial statements of each Borrower, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, prepared and reviewed by an independent certified public accountant reasonably acceptable to Lender, containing an unqualified opinion of such accountant;

(b)                                   as soon as available, and in any event, within sixty (60) days after the close of each fiscal quarter, a copy of the quarterly audited financial statements of each Borrower, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, in reasonable detail, prepared and reviewed by an independent certified public accountant reasonably acceptable to Lender, containing an unqualified opinion of such accountant;

(c)                                    as soon as available, and in any event, within thirty (30) days following the end of each calendar month, a copy of the financial statements of each Borrower regarding such month, including balance sheet, statement of income and retained earnings, statement of cash flows for the month then ended, in reasonable detail, prepared and certified as accurate in all material respects by the President and Chief Financial Officer of each Borrower.

No change with respect to such accounting principles shall be made by any Borrower without giving prior notification to Lender. Each Borrower represents and warrants to Lender that the financial statements delivered to Lender at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will accurately reflect the financial condition of each Borrower in all material respects. Lender shall have the right at all times (and on reasonable notice so long as there then does not exist any Event of Default) during business hours to inspect the books and records of each Borrower and make extracts therefrom. Each Borrower shall at all times comply with all reporting requirements of and Filing Authority applicable to it.

Each Borrower agrees to advise Lender immediately, in writing, of the occurrence of any Material Adverse Effect, or the occurrence of any event, circumstance or other happening that could be reasonably expected to lead to or become a Material Adverse Effect.

10.8                        Supplemental Financial Statements. Each Borrower shall promptly upon receipt thereof, provide to Lender copies of interim and supplemental reports if any, submitted to any Borrower by independent accountants in connection with any interim audit or review of the books of any Borrower.

10.9                        Aged Accounts/Payables Schedules. Each Borrower shall, within twenty (20) days after the end of each calendar month, deliver to Lender an aged schedule of the Accounts of each Borrower, listing the name and amount due from each Account Debtor and showing the aggregate amounts due from: (i) 0-30 days; (ii) 31-60 days; (iii) 61-90 days; (iv) 91-120 days; and (v) more than 120 days, and certified as accurate by the Chief Financial Officer and the

President of each Borrower. Each Borrower shall, within twenty (20) days after the end of each calendar month, deliver to Lender an aged schedule of the accounts payable of each Borrower, listing the name and amount due to each creditor and showing the aggregate amounts due from: (v) 0-30 days; (w) 31-60 days; (x) 61-90 days; (y) 91-120 days; and (z) more than 120 days, and certified as accurate by the Chief Financial Officer and the President of each Borrower.

10.10                 Borrowing Base Certificate. Borrowers shall, on the fifteenth (15th) and the thirtieth (30th) of each calendar month, deliver to Lender a Borrowing Base Certificate.

10.11                 Covenant Compliance. Borrowers shall, within thirty (30) days after the end of each calendar month, deliver to Lender a Compliance Certificate showing compliance by Borrowers with the covenants therein, and certified as accurate by the Chief Financial Officer of Borrowers.

10.12                 Field Audits. Each Borrower shall allow Lender, at Borrowers’ sole expense (no more than four times a year so long as no Event of Default has occurred and is continuing), to conduct a field examination of the assets and records of each Borrower, the results of which must be satisfactory to Lender in Lender’s sole and absolute discretion. The foregoing notwithstanding, from and after the occurrence of an Event of Default or any event which with notice, lapse of time or both, would become an Event of Default, Lender may conduct field examinations at any time in its sole discretion and the costs thereof shall be at the sole expense of Borrowers.

10.13                 Notice and Other Reports. Borrowers shall provide prompt written notice to Lender if at any time Borrowers fail to comply with Section 11.1 herein. In addition, Borrowers shall, within such period of time as Lender may reasonably specify, deliver to Lender such other schedules and reports as Lender may reasonably require.

10.14                 Collateral Records. Each Borrower shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate Lender’s Lien in the Collateral including, without limitation, placing a legend, in form and content reasonably acceptable to Lender, on all Chattel Paper created by Borrowers indicating that Lender has a Lien in such Chattel Paper.

10.15                 Notice of Proceedings. Each Borrower shall, promptly, but not more than five (5) days after knowledge thereof shall have come to the attention of any officer of such Borrower, give written notice to Lender of all threatened or pending actions, suits, and proceedings before any court or governmental department, commission, board or other administrative agency which may have a Material Adverse Effect.

10.16                 Notice of Default. Each Borrower shall, promptly, but not more than five (5) days after the commencement thereof, give notice to Lender in writing of the occurrence of an Event of Default or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder.

10.17                 Environmental Matters. If any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of any Borrower or any Subsidiary or Affiliate of any Borrower, such Borrower shall cause the prompt containment and/or removal of such Hazardous Substances and the remediation and/or operation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, each Borrower shall comply with any Federal or state judicial or administrative order requiring the performance at any real property of any Borrower of activities in response to the release or threatened release of a Hazardous Substance. To the extent that the transportation of Hazardous Substances is permitted by this Agreement, Borrowers shall dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.

10.18                 Reporting Status. So long as the Revolving Note remains outstanding or Lender owns, legally or beneficially, any of the Fee Shares, each Borrower shall: (i) file in a timely manner all reports required to be filed under the securities laws and regulations of any Governmental Authority or any Filing Authority applicable to any Borrower, and, to provide a copy thereof to the Lender promptly after such filing; (ii) take all reasonable action under its control to maintain the continued listing, quotation and trading of its Common Stock (including, without limitation, the Fee Shares) on the TSX Venture Exchange or any other recognized market acceptable to Lender, in its sole discretion, and each Borrower shall comply in all respects with its reporting, filing and other Obligations under the laws or rules of the TSX Venture Exchange, any such other principal trading market or exchange approved by Lender, and any other Governmental Authorities, as applicable; and (iii) otherwise undertake any required action of any nature or kind whatsoever required in order to allow Lender to sell any of the Fee Shares after the passing of any restrictive holding period applicable thereto (the Borrowers represent to Lender that such holding period under the rules of the TSX Venture Exchange is four (4) months) and without any other legal restrictions, limitations or impediments whatsoever imposed by any laws, rules or regulations of any Governmental Authority, including, without limitation, providing any required opinion letters, confirmations, resolutions, or other requirements required by Lender to sell such shares or capital stock without limitation, restriction or other impediment. Each Borrower shall promptly provide to Lender copies of any notices it receives from any Filing Authority.

11.                               FINANCIAL COVENANTS.

11.1                        Compliance with Projections. While this Agreement remains in effect, Borrowers, on a consolidated basis, shall meet at least eighty-five percent (85%) of the EBITDA figures as projected in the consolidated projections provided by Borrowers to the Lender as part of Lender’s required due diligence.

12.                               EVENTS OF DEFAULT.

Borrowers, without notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following events (each an “Event of Default”):

12.1                        Nonpayment of Obligations. Any amount due and owing on the Revolving Note or any of the Obligations, whether by its terms or as otherwise provided herein, is not paid on the date such amount is due.

12.2                        Misrepresentation. Any written warranty, representation, certificate or statement of any Borrower in this Agreement, the Loan Documents or any other agreement with Lender shall be false or misleading in any material respect when made or deemed made.

12.3                        Nonperformance. Any failure to perform or default in the performance of any covenant, condition or agreement contained in this Agreement (not otherwise addressed in this Article 12), which failure to perform or default in performance continues for a period of thirty (30) days after Borrowers receive notice or knowledge from any source of such failure to perform or default in performance (provided that if the failure to perform or default in performance is not capable of being cured, in Lender’s sole discretion, then the cure period set forth herein shall not be applicable and the failure or default shall be an immediate Event of Default hereunder).

12.4                        Default under Loan Documents. Any failure to perform or default in the performance by a Credit Party that continues after applicable grace and cure periods under any covenant, condition or agreement contained in any of the other Loan Documents or any other agreement with Lender, all of which covenants, conditions and agreements are hereby incorporated in this Agreement by express reference.

12.5                        Default under Other Obligations. Any default by any Borrower in the payment of principal, interest or any other sum for any other obligation beyond any period of grace provided with respect thereto or in the performance of any, other term, condition or covenant contained in any agreement (including, but not limited to, any capital or operating lease or any agreement in connection with the deferred purchase price of property), the effect of which default is to cause or permit the holder of such obligation (or the other party to such other agreement) to cause such obligation or agreement to become due prior to its stated maturity, to terminate such other agreement, or to otherwise modify or adversely affect such obligation or agreement in a manner that could have a Material Adverse Effect on such Borrower.

12.6                        Assignment for Creditors. Any Credit Party makes an assignment for the benefit of creditors, fails to pay, or admits in writing its inability to pay its debts as they mature; or if a trustee, receiver or similar position for any substantial part of the assets of such Credit Party is applied for or appointed, and in the case of such trustee, receiver or other position being appointed in a proceeding brought against such Credit Party, such Credit Party, by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment and such appointment is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the date of such appointment, and any of the foregoing actions or events would have a Material Adverse Effect on the ability of such Credit Party to perform under this Agreement or under any other agreement between the such Credit Party and Lender.

12.7                        Bankruptcy. Any proceeding involving a Credit Party, is commenced by or against a Credit Party under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of any foreign, federal or state government, and in the case of any such proceeding being instituted against a Credit Party: (i) the Credit Party, by any action or failure to act, indicates its approval of, consent to or acquiescence therein; or (ii) an order shall be entered approving the petition in such proceedings and such order is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the entry thereof, and any of the foregoing proceedings, actions or events would have a Material Adverse Effect on the ability of the Credit Party to perform under this Agreement or under any other agreement between the Credit Party and Lender.

12.8                        Judgments. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against the property of a Credit Party for an amount in excess of $50,000 and which is not fully covered by insurance and such judgment or other process would have a Material Adverse Effect on the ability of the Credit Party to perform under this Agreement or under any other agreement between the Credit Party and Lender, unless such judgment or other process shall have been, within sixty (60) days from the entry thereof: (i) bonded over to the satisfaction of Lender and appealed; (ii) vacated; or (iii) discharged.

12.9                        Material Adverse Effect. A Material Adverse Effect shall occur and be continuing for a period of ten (10) days after Borrowers receive notice or knowledge from any source of such occurrence (provided that if the Material Adverse Effect is not capable of being cured, in Lender’s sole discretion, then the cure period set forth herein shall not be applicable and the Material Adverse Effect shall be an immediate Event of Default hereunder).

12.10                 Change in Control. Except as permitted under this Agreement, any Change in Control shall occur.

12.11                 Collateral Impairment. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against, any of the Collateral or any collateral under a separate security agreement securing any of the Obligations, and such judgment or other process shall not have been, within thirty (30) days from the entry thereof: (i) bonded over to the satisfaction of Lender and appealed; (ii) vacated; or (iii) discharged, or the loss, theft, destruction, seizure or forfeiture, or the occurrence of any material deterioration or impairment of any of the Collateral or any of the Collateral under any security agreement securing any of the Obligations, or any material decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes the Collateral, in the sole opinion of Lender acting in good faith, to become unsatisfactory as to value or character, or which causes Lender to reasonably believe that it is insecure and that the likelihood for repayment of the Obligations is or will soon be impaired, time being of the essence. The cause of such deterioration, impairment, decline or depreciation shall include, but is not limited to, the failure by any Borrower to do any act deemed reasonably necessary by Lender to preserve and maintain the value and collectability of the Collateral.

13.                               REMEDIES.

Upon the occurrence and during the continuance of an Event of Default, Lender shall have all rights, powers and remedies set forth in the Loan Documents, in any written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or any security therefor, or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, Lender may, at its option, upon the occurrence and during the continuance of an Event of Default, declare its commitments to Borrowers to be terminated and all Obligations to be immediately due and payable; provided, however, that upon the occurrence of an Event of Default under either Section 12.6, “Assignment for Creditors”, or

Section 12.7, “Bankruptcy”, all commitments of Lender to Borrowers shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of Lender. The Credit Parties hereby waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender’s rights under the Loan Documents, and hereby consent to, and waive notice of release, with or without consideration, of the Credit Parties or of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary.

No Event of Default shall be waived by Lender, except and unless such waiver is in writing and signed by Lender. No failure or delay on the part of Lender in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of Lender to exercise any remedy available to Lender in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. Each Credit Party agrees that in the event that a Credit Party fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement, the Revolving Note, and other Loan Documents, or any other agreements with Lender, no remedy of law will provide adequate relief to Lender, and further agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

14.                               MISCELLANEOUS.

14.1                        Obligations Absolute. None of the following shall affect the Obligations of any Borrower to Lender under this Agreement or Lender’s rights with respect to the Collateral:

(a)                                 acceptance or retention by Lender of other property or any interest in property as security for the Obligations;

(b)                                 release by Lender of all or any part of the Collateral or of any party liable with respect to the Obligations (other than Borrowers);

(c)                                  release, extension, renewal, modification or substitution by Lender of the Revolving Note, or any note evidencing any of the Obligations; or

(d)                                 failure of Lender to resort to any other security or to pursue Borrowers or any other obligor liable for any of the Obligations before resorting to remedies against the Collateral.

14.2                        Entire Agreement. This Agreement and the other Loan Documents: (i) are valid, binding and enforceable against the Credit Parties and Lender in accordance with its provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties; and (iii) are the final expression of the intentions of the Credit Parties and Lender. No promises, either expressed or implied, exist between the Credit Parties and Lender, unless contained herein or in the Loan Documents. This Agreement and the Loan Documents

supersede all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof.

14.3                        Amendments; Waivers. No amendment, modification, termination, discharge or waiver of any provision of this Agreement or of the Loan Documents, or consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only for the specific purpose for which given.

14.4                        WAIVER OF DEFENSES. THE CREDIT PARTIES WAIVE EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE CREDIT PARTIES MAY HAVE AS OF THE DATE HEREOF TO ANY ACTION BY LENDER IN ENFORCING THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. THE CREDIT PARTIES WAIVE ANY IMPLIED COVENANT OF GOOD FAITH AND RATIFY AND CONFIRM WHATEVER LENDER MAY DO PURSUANT TO THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AS OF THE DATE OF THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWER.

14.5                        WAIVER OF JURY TRIAL. LENDER AND EACH OF THE CREDIT PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE REVOLVING NOTE, ANY LOAN DOCUMENT OR ANY OF THE OBLIGATIONS, THE COLLATERAL, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH LENDER AND BORROWER (OR EITHER GUARANTOR) ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWER.

14.6                        JURISDICTION. TO INDUCE LENDER TO MAKE THE LOANS, EACH BORROWER IRREVOCABLY AGREES THAT ALL ACTIONS ARISING, DIRECTLY OR INDIRECTLY, AS A RESULT OR CONSEQUENCE OF THIS AGREEMENT, THE REVOLVING NOTE, ANY OTHER AGREEMENT WITH LENDER OR THE COLLATERAL, SHALL BE INSTITUTED AND LITIGATED ONLY IN COURTS HAVING THEIR SITUS IN THE COUNTY OF BROWARD, FLORIDA, PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. EACH BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY, AND EACH WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO

A BORROWER, AS APPLICABLE, AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

14.7                        Assignability. Lender may at any time assign Lender’s rights in this Agreement, the Revolving Note, any Loan Document, the Obligations, or any part thereof and transfer Lender’s rights in any or all of the Collateral, and Lender thereafter shall be relieved from all liability with respect to such Collateral. In addition, Lender may at any time sell one or more participations in the Loans. The Credit Parties may not sell or assign this Agreement, any Loan Document or any other agreement with Lender, or any portion thereof, either voluntarily or by operation of law, nor delegate any of its duties of obligations hereunder or thereunder, without the prior written consent of Lender, which consent may be withheld in Lender’s sole and absolute discretion. This Agreement shall be binding upon Lender and the Credit Parties and their respective legal representatives, successors and permitted assigns. All references herein to a Borrower shall be deemed to include any successors, whether immediate or remote. In the case of a joint venture or partnership, the term “Borrower” shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

14.8                        Confidentiality. Each of the parties hereto shall keep confidential any information obtained from the other party (except information publicly available or in such party’s domain prior to disclosure of such information from the other party hereto, and except as required by applicable laws) and shall promptly return to the other party all schedules, documents, instruments, work papers and other written information without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herewith.

14.9                        Publicity. Borrowers and Lender shall have the right to approve, before issuance, any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that Borrowers shall be entitled, without the prior approval of Lender, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations. Notwithstanding the foregoing, Borrowers shall use their best efforts to consult Lender in connection with any such press release or other public disclosure prior to its release and Lender shall be provided with a copy thereof upon release thereof.

14.10                 Binding Effect. This Agreement shall become effective upon execution by Borrowers and Lender.

14.11                 Governing Law. This Agreement, the Loan Documents and the Revolving Note shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Florida (but giving effect to federal laws applicable to national banks), and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

14.12                 Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

14.13                 Survival of Borrower’s Representations. All covenants, agreements, representations and warranties made by any Borrower herein shall, notwithstanding any investigation by Lender, be deemed material and relied upon by Lender and shall survive the making and execution of this Agreement and the Loan Documents and the issuance of the Revolving Note, and shall be deemed to be continuing representations and warranties until such time as each Borrower has fulfilled all of its Obligations to Lender, and Lender has been paid in full. Lender, in extending financial accommodations to Borrowers, is expressly acting and relying on the aforesaid representations and warranties.

14.14                 Extensions of Lender’s Commitment and the Revolving Note. This Agreement shall secure and govern the terms of any extensions or renewals of Lender’s commitment hereunder and the Revolving Note pursuant to the execution of any modification, extension or renewal note executed by Borrowers and accepted by Lender in its sole and absolute discretion in substitution for the Revolving Note.

14.15                 Time of Essence. Time is of the essence in making payments of all amounts due Lender under this Agreement and in the performance and observance by each Borrower of each covenant, agreement, provision and term of this Agreement.

14.16                 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

14.17                 Electronic Signatures. Lender is hereby authorized to rely upon and accept as an original any Loan Documents or other communication which is sent to Lender by facsimile, telegraphic or other electronic transmission (each, a “Communication”) which Lender in good faith believes has been signed by a Borrower and has been delivered to Lender by a properly authorized representative of a Borrower, whether or not that is in fact the case. Notwithstanding the foregoing, Lender shall not be obligated to accept any such Communication as an original and may in any instance require that an original document be submitted to Lender in lieu of, or in addition to, any such Communication.

14.18                 Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and in each case properly addressed to the party to receive the same in accordance with the information below, and will be deemed to have been delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a Business Day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following Business Day.

Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation) that the notice has been received by the other party. The addresses and facsimile numbers for such communications shall be as set forth below, unless such address or information is changed by a notice conforming to the requirements hereof. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances:

If to any Borrower:	Opel Technologies, Inc.
121 Richmond Street West, Suite 501
Toronto, ON M5H 2K1, Canada
Attention: Mr. Leon Pierhal
Telephone: (203) 612-2366
Facsimile: (203) 944-0800
E-Mail: l.m.pierhal@.opelinc.com

With a copy to:	Timothy Maguire, Esq.
Pierce Atwood, LLP
100 Summer Street, Suite 2250
Boston, MA 02110
Telephone: (617) 488-8140
Fax: (617) 824-2020
E-Mail: tmaguire@pierceatwood.com

If to the Investor:	TCA Global Credit Master Fund, LP
1404 Rodman Street
Hollywood, Florida 33020
Attention: Robert Press, Director
Telephone: (786) 323-1650
Facsimile: (786) 323-1651
E-Mail: bpress@trafcap.com

With a Copy to:	David Kahan, P.A.
6420 Congress Ave., Suite 1800
Boca Raton, Florida 33487
Telephone: (561) 672-8330
Facsimile: (561) 672-8301
E-Mail: david@dkpalaw.com

14.19      Indemnification. Each Borrower agrees to defend, protect, indemnify and hold harmless Lender and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (each, a “Lender Indemnitee” and collectively, the “Lender Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Lender Indemnitee thereto), which may be imposed on, incurred by, or asserted against, any Lender Indemnitee (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the Loan Documents, including, but not limited to, the making or issuance and management of the Loans, the use or intended use of the proceeds of the Loans, the enforcement of Lender’s rights and remedies under this Agreement, the Loan Documents, the Revolving Note, any other instruments and documents delivered hereunder, or under any other agreement between Borrowers and Lender; provided, however, that Borrowers shall not have any obligations hereunder to any Lender Indemnitee with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Lender Indemnitee. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrowers shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Lender Indemnitee on demand, and, failing prompt payment, shall, together with interest thereon at the Default Rate from the date incurred by each Lender Indemnitee until paid by Borrowers, be added to the Obligations of Borrowers and be secured by the Collateral. The provisions of this Section shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

14.20      Release. In consideration of the mutual promises and covenants made herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, each Borrower hereby agrees to fully, finally and forever release and forever discharge and covenant not to sue Lender, and/or and its parent companies, subsidiaries, affiliates, divisions, and their respective attorneys, officers, directors, agents, shareholders, members, employees, predecessors, successors, assigns, personal representatives, partners, heirs and executors from any and all debts, fees, attorneys’ fees, liens, costs, expenses, damages, sums of money, accounts, bonds, bills, covenants, promises, judgments, charges, demands, claims, causes of action, suits, liabilities, expenses, obligations or contracts of any kind whatsoever, whether in law or in equity, whether asserted or unasserted, whether known or unknown, fixed or contingent, under statute or otherwise, from the beginning of time through the Closing Date, including, without limiting the generality of the foregoing, any and all claims relating to or arising out of any financing transactions, credit facilities, debentures, security agreements, and other agreements including, without limitation, each of the Loan Documents, entered into by any Borrower with Lender and any and all claims that any Borrower does not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect their decision to enter into this Agreement or the related Loan Documents.

14.21      Interpretation. If any provision in this Agreement requires judicial or similar interpretation, the judicial or other such body interpreting or construing such provision shall not apply the assumption that the terms hereof shall be more strictly construed against one party because of the rule that an instrument must be construed more strictly against the party which itself or through its agents prepared the same. The parties hereby agree that all parties and their agents have participated in the preparation hereof equally.

14.22      Compliance with Federal Law. The Credit Parties shall: (i) ensure that no Person who owns a controlling interest in or otherwise controls a Credit Party is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury, included in any Executive Orders or any other similar lists from any government, foreign or national; (ii) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, or any other similar national or foreign governmental regulations; and (iii) comply, and cause each of such Credit Party’s Subsidiaries to comply, with all applicable Lender Secrecy Act (“BSA”) laws and regulations, as amended. As required by federal law and Lender’s policies and practices, Lender may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts or establishing or continuing to provide services.

14.23      Joint and Several Liability. The liability of all Borrowers hereunder for the Obligations, or for the performance of any other term, condition, covenant or agreement of any Borrower hereunder, shall be joint and several.

14.24      Non-U.S. Status. THE LENDER IS A NON-U.S. PERSON AS THAT TERM IS DEFINED IN THE UNITED STATES INTERNAL REVENUE CODE. IT IS HEREBY AGREED AND UNDERSTOOD THAT THE OBLIGATIONS HEREUNDER MAY BE SOLD OR RESOLD ONLY TO NON-U.S. PERSONS. THE INTEREST PAYABLE HEREUNDER IS PAYABLE ONLY OUTSIDE THE UNITED STATES. ANY U.S. PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAW.

[REMAINDER OF PAGE LEFT BLANK, SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, Borrowers and Lender have executed this Credit Agreement as of the date first above written.

BORROWERS:

OPEL TECHNOLOGIES, INC.		ODIS, INC.

By:	/s/ Leon M. Pierhal	By:	/s/ Leon M. Pierhal
Name:	Leon M. Pierhal	Name:	Leon M. Pierhal
Title:	President & CEO	Title:	President

OPEL SOLAR, INC,

By:	/s/ Leon M. Pierhal
Name:	Leon M. Pierhal
Title:	President

LENDER:

TCA GLOBAL CREDIT MASTER FUND, LP

By:	TCA Global Credit Fund GP, Ltd.
Its:	General Partner

By:	/s/ Robert Press
Name:	Robert Press
Title:	Director

INDEX OF EXHIBITS

Exhibit A	Form of Borrowing Base Certificate
Exhibit B	Form of Covenant Compliance Certificate
Exhibit C	Form of Revolving Note
Exhibit D	Form of Security Agreement
Exhibit E	Form of Validity Guaranty

INDEX OF SCHEDULES

Schedule 7.1	Organizational Id Numbers and Past Names
Schedule 7.3	Capitalization, Securities and Other Rights
Schedule 7.9	Financial Statements
Schedule 7.15	Liabilities and Funded Indebtedness
Schedule 7.17	Bank Accounts and Deposit Accounts
Schedule 7.18	Places of Business
Schedule 9.3	Existing Investments
Schedule 9.10	Transactions with Affiliates

Exhibit A

Form of Borrowing Base Certificate

BORROWING BASE CERTIFICATE

Date:

To: TCA GLOBAL CREDIT MASTER FUND, LP

Reference is made to the Credit Agreement, dated as of                  , 20   , by and among Opel Technologies, Inc., Odis, Inc., Opel Solar, Inc. and TCA Global Credit Master Fund, LP, as amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

                               , the                       of the Borrowers, hereby certifies and warrants that the following schedule and supporting information accurately state the Borrowing Base Amount of the Borrowers as of the date hereof:

A. Eligible Accounts	$
B. Lender adjustments, if applicable	$
C. Available Eligible Accounts (line A minus line B)	$
D. Advance Rate (Eligible Accounts)	[80]	%
E. Borrowing Base Amount (line C multiplied by line D)	$
F. Revolving Loan Commitment	$
G. Revolving Loan Availability (lesser of lines E and F)	$
H. Aggregate principal amount of Loans outstanding	$
I. Borrowing Availability (line G minus line H)	$

Attached hereto is the schedule showing Eligible Accounts. The undersigned hereby certifies and warrants that the information provided therein is true, complete and correct in all respects as of the date hereof.

The undersigned further certifies and warrants that there has been no Material Adverse Effect, and that, to the best of the undersigned’s knowledge, no default or Event of Default under the Credit Agreement is existing on the date of this certification.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Borrowing Base Certificate as of the date first set forth above.

OPEL TECHNOLOGIES, INC.	ODIS, INC.

By:	By:
Name:	Name:
Title:	Title:

OPEL SOLAR, INC.

By:
Name:
Title:

[ATTACH ELIGIBLE RECEIVABLES SCHEDULE]

Borrowing Base Certificate- Signature Page

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Exhibit B

Form of Covenant Compliance Certificate

FORM OF COMPLIANCE CERTIFICATE

TCA Global Credit Master Fund, LP

1404 Rodman Street

Hollywood, Florida 33020

Attention: Bob Press

Facsimile: 786-323-1651

Re:               Opel Technologies, Inc., Odis, Inc. and Opel Solar, Inc. (collectively “Borrowers”) Covenant Compliance Certificate for the Period Ending on                   , 20    (the “Reporting Date”)

Dear Bob:

Reference is made to that certain Credit Agreement, dated as of March 30, 2012 (the “Credit Agreement”), by and among Borrowers and TCA Global Credit Master Fund, LP (“Lender”). Capitalized terms used, but not defined, herein shall have the respective meanings assigned to such terms in the Credit Agreement.

Pursuant to Section 10.11 of the Credit Agreement, the undersigned, the                    of each of the Borrowers, hereby certifies to Lender that: (a) all representations and warranties in Section 7 of the Credit Agreement are true and correct as of the Reporting Date; (b) the undersigned has no knowledge of any default or Event of Default under the Credit Agreement that has not been cured or waived, except as set forth on Schedule 1 attached hereto; (c) Borrowers are in compliance with the financial covenants contained in Section 11 of the Credit Agreement; (d) to the best of the undersigned’s knowledge, Borrowers have, in all material respects, observed and performed all of its other covenants and other agreements, and has satisfied every condition contained in the Credit Agreement and the other Loan Documents to be observed, performed or satisfied by it during the calendar month ending on the Reporting Date; and (e) attached hereto as Schedule 2 are the computations necessary to determine that Borrowers are in compliance with Section 11 of the Credit Agreement as of the Reporting Date referenced above.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the undersigned President, Manager or other chief executive of each Borrower hereby certifies to the above as of the Reporting Date.

OPEL TECHNOLOGIES, INC.	ODIS, INC.

By:	By:
Name:	Name:
Title:	Title:

OPEL SOLAR, INC.

By:
Name:
Title:

Schedule 1 to Compliance Certificate

Events of Default

Schedule 2 to Compliance Certificate

1.                                      Projections Compliance (Section 11.1)

As of the Reporting Date:

(a)                   While the Credit Agreement remains in effect, Borrowers, on a consolidated basis, shall meet at least eighty-five percent (85%) of the EBITDA figures as projected in the consolidated projections provided by Borrowers to the Lender as part of Lender’s required due diligence (the “Projections”).

(b)                   Attached hereto is a comparison of the Projections to the actual figures for the periods covered thereby. Borrowers certify that they [are/are not] in compliance with the covenant set forth in Section 11.1 of the Credit Agreement.

Exhibit C

Form of Revolving Note

REVOLVING NOTE

$850,000.00	Date: as of March 30, 2012
Due Date: April 9, 2013

FOR VALUE RECEIVED, OPEL TECHNOLOGIES, INC., an Ontario corporation, ODIS, INC., a Delaware corporation, and OPEL SOLAR, INC., a Delaware corporation, whose address is 121 Richmond Street West, Suite 501, Toronto, ON M5H 2K1, Canada (collectively, the “Borrowers”), jointly, severally and collectively promise to pay to the order of TCA GLOBAL CREDIT MASTER FUND, LP (hereinafter, together with any holder hereof, “Lender”), whose address is 1404 Rodman Street, Hollywood, Florida 33020, on or before April    , 2013 (the “Revolving Loan Maturity Date”), the lesser of: (i) EIGHT HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($850,000.00); or (ii) the aggregate principal amount of all Revolving Loans outstanding under and pursuant to that certain Credit Agreement dated as of March 30, 2012, executed by and among Borrowers and Lender, as amended from time to time (as amended, supplemented or modified from time to time, the “Credit Agreement”), and made available by Lender to Borrowers at the maturity or maturities and in the amount or amounts stated on the records of Lender, together with interest (computed on the actual number of days elapsed on the basis of a 360 day year) on the aggregate principal amount of all Revolving Loans outstanding from time to time, as provided in the Credit Agreement. Capitalized words and phrases not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

This Revolving Note (“Note”) evidences the Revolving Loans incurred by Borrowers under and pursuant to the Credit Agreement, to which reference is hereby made for a statement of the terms and conditions under which the Revolving Loan Maturity Date or any payment hereon may be accelerated. The holder of this Note is entitled to all of the benefits and security provided for in the Credit Agreement and the Security Agreement, of even date herewith, executed by and between each of the Borrowers and Lender. All Revolving Loans shall be repaid by Borrowers on the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of the Credit Agreement.

Principal and interest shall be paid to Lender as set forth in the Credit Agreement, or at such other place as the holder of this Note shall designate in writing to Borrowers. Each Revolving Loan made by Lender, and all payments on account of the principal and interest thereof shall be recorded on the books and records of Lender and the principal balance as shown on such books and records, or any copy thereof certified by an officer of Lender, shall be rebuttably presumptive evidence of the principal amount owing hereunder.

Except for such notices as may be required under the terms of the Credit Agreement, each Borrower waives presentment, demand, notice, protest, and all other demands, or notices, in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence.

Borrowers shall be solely responsible for the payment of any and all documentary stamps and other taxes applicable to the full face amount of this Note.

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The Revolving Loans evidenced hereby have been made and/or issued and this Note has been delivered at Lender’s main office set forth above. This Note shall be governed and construed in accordance with the laws of the State of Florida, in which state it shall be performed, and shall be binding upon Borrowers and their legal representatives, successors, and assigns. Wherever possible, each provision of the Credit Agreement and this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Credit Agreement or this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of the Credit Agreement or this Note.

Nothing herein contained, nor in any instrument or transaction relating hereto, shall be construed or so operate as to require any Borrower, or any person liable for the payment of this Note, to pay interest in an amount or at a rate grater than the highest rate permissible under applicable law. By acceptance hereof, Lender hereby warrants and represents to Borrowers that Lender has no intention of charging a usurious rate of interest. Should any interest or other charges paid by Borrowers, or any parties liable for the payments made pursuant to this Note, result in the computation or earning of interest in excess of the highest rate permissible under applicable law, any and all such excess shall be and the same is hereby waived by the holder hereof. Lender shall make adjustments in the Note or Credit Agreement, as applicable, as necessary to ensure that Borrowers will not be required to pay further interest in excess of the amount permitted by Florida law. All such excess shall be automatically credited against and in reduction of the outstanding principal balance. Any portion of such excess which exceeds the outstanding principal balance shall be paid by the holder hereof to the Lender and any parties liable for the payment of this Note, it being the intent of the parties hereto that under no circumstances shall Borrowers, or any party liable for the payments hereunder, be required to pay interest in excess of the highest rate permissible under applicable law.

Borrowers’ obligations hereunder shall be joint and several.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Borrower has executed this Note as of the date set forth above.

BORROWERS:

OPEL TECHNOLOGIES, INC.	ODIS, INC.

By:	By:
Name:	Name:
Title:	Title:

OPEL SOLAR, INC.

By:
Name:
Title:

Signature Page — Revolving Note

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Exhibit D

Form of Security Agreement

SECURITY AGREEMENT

This SECURITY AGREEMENT (the “Security Agreement”) dated effective as of March 30, 2012, is executed by Opel Technologies, Inc., an Ontario corporation (as “Debtor”), with its chief executive offices located at 121 Richmond Street West, Suite 501, Toronto, ON M5H 2K1, Canada, and TCA Global Credit Master Fund, LP (the “Secured Party”).

R E C I T A L S:

WHEREAS, Debtor desires to borrow funds and obtain financial accommodations from Secured Party pursuant to that certain Credit Agreement of even date herewith among Debtor and Secured Party (the “Credit Agreement”).

NOW, THEREFORE, in consideration of the credit extended now and in the future by Secured Party to the Debtor and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Party hereby agree as follows:

A G R E E M E N T S:

1              DEFINITIONS.

1.1                               Defined Terms. Capitalized terms used but not otherwise defined in this Security Agreement (including the Recitals) shall have the meanings ascribed to them in the Credit Agreement. For the purposes of this Security Agreement, the following capitalized words and phrases shall have the meanings set forth below.

(a)                                 “Capital Securities” shall mean, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the date hereof, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

(b)                                 “Collateral” shall have the meaning set forth in Section 2.1 hereof.

(c)                                  “Obligor” shall mean Debtor, or any other party liable with respect to the Obligations.

(d)                                 “Organizational Identification Number” means, with respect to Debtor, the organizational identification number assigned to Debtor by the applicable governmental unit or agency of the jurisdiction of organization of Debtor, if any.

(e)                                  “Taxes” shall mean any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing.

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(f)                                   “Unmatured Event of Default” shall mean any event which, with the giving of notice, the passage of time or both, would constitute an Event of Default.

1.2                               Other Terms Defined in UCC. All other capitalized words and phrases used herein and not otherwise specifically defined herein or in the Credit Agreement shall have the respective meanings assigned to such terms in the UCC, to the extent the same are used or defined therein.

1.3                               Other Interpretive Provisions.

(a)                                 The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word “Debtor” shall be so construed.

(b)                                 Section and Schedule references are to this Security Agreement unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement

(c)                                  The term “including” is not limiting, and means “including, without limitation”.

(d)                                 In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

(e)                                  Unless otherwise expressly provided herein: (i) references to agreements (including this Security Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document; and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(f)                                   To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Security Agreement, the provisions of this Security Agreement shall govern.

(g)                                  This Security Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

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2                                         SECURITY FOR THE OBLIGATIONS.

2.1                               Security for Obligations. As security for the payment and performance of the Obligations, Debtor does hereby pledge, assign, transfer, deliver and grant to Secured Party, for its own benefit and as agent for its Affiliates, a continuing and unconditional first priority security interest in and to any and all property of Debtor, of any kind or description, tangible or intangible, wheresoever located and whether now existing or hereafter arising or acquired, including the following (all of which property for Debtor, along with the products and proceeds therefrom, are individually and collectively referred to as the “Collateral”):

(a)                                 all property of, or for the account of, Debtor now or hereafter coming into the possession, control or custody of, or in transit to, Secured Party or any agent or bailee for Secured Party or any parent, affiliate or subsidiary of Secured Party or any participant with Secured Party in the Obligations (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all cash, earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

(b)                                 the additional property of Debtor, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and all of Debtor’s books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of Debtor’s right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:

(i)                                     All Accounts and all goods whose sale, lease or other disposition by Debtor has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, Debtor, or rejected or refused by an Account Debtor;

(ii)                                  All Inventory, including raw materials, work-in-process and finished goods;

(iii)                               All goods (other than Inventory), including embedded software, Equipment, vehicles, furniture and Fixtures;

(iv)                              All Software and computer programs;

(v)                                 All Securities, Investment Property, Financial Assets and Deposit Accounts, specifically including the Lock Box Account, and all funds at any time deposited therewith;

(vi)                              All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter of Credit Rights, all proceeds of letters of credit, Health-Care-Insurance Receivables, Supporting Obligations, notes secured by real estate, Commercial Tort Claims and General Intangibles, including Payment Intangibles; and

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(vii)                           All real estate property owned by Debtor and the interest of Debtor in fixtures related to such real property;

(viii)                        All Proceeds (whether Cash Proceeds or Non-cash Proceeds) of the foregoing property, including all insurance policies and proceeds of insurance payable by reason of loss or damage to the foregoing property, including unearned premiums, and of eminent domain or condemnation awards.

2.2                               Possession and Transfer of Collateral. Until an Event of Default has occurred, but subject to Secured Party’s rights under the Credit Agreement (specifically with respect to Secured Party’s rights to use and apply money in the Lock Box Account), Debtor shall be entitled to possession and use of the Collateral (other than Instruments or Documents (including Tangible Chattel Paper and Investment Property consisting of certificated securities) and other Collateral required to be delivered to Secured Party pursuant to this Section 2). The cancellation or surrender of any promissory note evidencing an Obligation, upon payment or otherwise, shall not affect the right of Secured Party to retain the Collateral for any other of the Obligations, except upon payment in full of the Obligations. Debtor shall not sell, assign (by operation of law or otherwise), license, lease or otherwise dispose of, or grant any option with respect to any of the Collateral, except as permitted pursuant to the Credit Agreement.

2.3                               Financing Statements. Debtor authorizes Secured Party to prepare and file such financing statements, amendments and other documents and do such acts as Secured Party deems necessary in order to establish and maintain valid, attached and perfected, first priority security interests in the Collateral in favor of Secured Party, for its own benefit and as agent for its Affiliates, free and clear of all Liens and claims and rights of third parties whatsoever, except Permitted Liens. Debtor hereby irrevocably authorizes Secured Party at any time, and from time to time, to file in any U.S. or foreign jurisdiction, any initial financing statements and amendments thereto that: (a) indicate the Collateral: (i) is comprised of all assets of Debtor (or words of similar effect), regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the UCC or other similar laws of other jurisdictions, of the jurisdiction wherein such financing statement or amendment is filed; or (ii) as being of an equal or lesser scope or within greater detail as the grant of the security interest set forth herein; and (b) contain any other information required by the UCC or any other similar law of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including: (A) whether Debtor is an organization, the type of organization and any Organizational Identification Number issued to Debtor; and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates. Debtor agrees to furnish any such information to Secured Party promptly upon request. In addition, Debtor shall make appropriate entries on its books and records disclosing the security interests of Secured Party, for its own benefit and as agent for its Affiliates, in the Collateral. Debtor hereby agrees that a photogenic or other reproduction of this Security Agreement is sufficient for filing as a financing statement and Debtor authorizes Secured Party to file this Security Agreement as a financing statement in any jurisdiction.

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2.4                               Preservation of the Collateral. Secured Party may, but is not required to, take such actions from time to time as Secured Party deems appropriate to maintain or protect the Collateral. Secured Party shall have exercised reasonable care in the custody and preservation of the Collateral if Secured Party takes such action as Debtor shall reasonably request in writing which is not inconsistent with Secured Party’s status as a secured party, but the failure of Secured Party to comply with any such request shall not be deemed a failure to exercise reasonable care; provided, however, Secured Party’s responsibility for the safekeeping of the Collateral shall: (i) be deemed reasonable if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property; and (ii) not extend to matters beyond the control of Secured Party, including acts of God, war, insurrection, riot or governmental actions. In addition, any failure of Secured Party to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by Debtor, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral. Debtor shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of Debtor and Secured Party in the applicable Collateral against prior or third parties. Without limiting the generality of the foregoing, where Collateral consists, in whole or in part, of Capital Securities, Debtor represents to, and covenants with, Secured Party that Debtor has made arrangements for keeping informed of changes or potential changes affecting the Capital Securities (including rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Debtor agrees that Secured Party shall have no responsibility or liability for informing Debtor of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

2.5                               Other Actions as to any and all Collateral. Debtor further agrees to take any other action reasonably requested by Secured Party to ensure the attachment, perfection and first priority of, and the ability of Secured Party to enforce, the security interest of Secured Party, for its own benefit and as agent for its Affiliates, in any and all of the Collateral, including: (i) causing Secured Party’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the bank to enforce, the security interest of Secured Party, for its own benefit and as agent for its Affiliates, in such Collateral; (ii) complying with any provision of any statute, regulation or treaty of the United States as to any material portion of the Collateral as soon as possible but not more than forty-five (45) days after such request if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Secured Party to enforce, the security interest of Secured Party, for its own benefit and as agent for its Affiliates, in such Collateral; (iii) obtaining governmental and other third party consents and approvals, including, without limitation, any consent of any licensor, lessor or other Person with authority or control over or an interest in any material portion of the Collateral as soon as possible but not more than forty-five (45) days after such request; (iv) obtaining waivers from mortgagees and landlords in form and substance reasonably satisfactory to Secured Party which affect any material portion of the Collateral as soon as possible but not more than forty-five (45) days after such request; and (v) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction. Debtor further agrees to indemnify and hold Secured Party harmless against claims of any Persons not a party to this Security Agreement concerning disputes arising over the Collateral,

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except to the extent resulting from the gross negligence or willful misconduct of Secured Party or its Affiliates.

2.6                               Collateral in the Possession of a Warehouseman or Bailee. If any material portion of the Collateral at any time is in the possession of a warehouseman or bailee, Debtor shall promptly notify Secured Party thereof, and, as soon as possible, but not more than forty-five (45) days later, shall obtain a Collateral Access Agreement in form and substance reasonably satisfactory to Secured Party from such warehouseman or bailee.

2.7                               Letter-of-Credit Rights. If Debtor at any time is a beneficiary under a letter of credit now or hereafter issued in favor of Debtor, Debtor shall promptly notify Secured Party thereof and, at the request and option of Secured Party, Debtor shall, pursuant to an agreement in form and substance reasonably satisfactory to Secured Party, either: (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Secured Party, for its own benefit and as agent for its Affiliates, of the proceeds of any drawing under the letter of credit; or (ii) arrange for Secured Party, for its own benefit and as agent for its Affiliates, to become the transferee beneficiary of the letter of credit, with Secured Party agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in the Credit Agreement.

2.8                               Commercial Tort Claims. If Debtor shall at any time hold or acquire a Commercial Tort Claim, Debtor shall promptly notify Secured Party in writing signed by Debtor of the details thereof and grant to Secured Party, for its own benefit and as agent for its Affiliates, in such written notice or other written instrument, a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, in each case in form and substance reasonably satisfactory to Secured Party, and shall execute any amendments hereto deemed reasonably necessary by Secured Party to perfect the security interest of Secured Party, for its own benefit and as agent for its Affiliates, in such Commercial Tort Claim.

2.9                               Electronic Chattel Paper and Transferable Records. If Debtor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, Debtor shall promptly notify Secured Party thereof and, at the request of Secured Party, shall take such action as Secured Party may reasonably request to vest in Secured Party control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. Secured Party agrees with Debtor that Secured Party will arrange, pursuant to procedures reasonably satisfactory to Secured Party and so long as such procedures will not result in Secured Party’s loss of control, for Debtor to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act, for a party in control to make without loss of control.

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2.10                        General Intangibles and Intellectual Property. The Debtor, at the Debtor’s expense, immediately upon request by Secured Party, shall promptly execute and file with the appropriate Governmental Authority, all notices of security interest for each relevant type of Software and other General Intangibles in forms suitable for filing with any United States or foreign office handling the registration or filing of patents, trademarks, copyrights and other intellectual properly and any successor office or agency thereto, and provide evidence of such notices and filing to Secured Party.

3                                         REPRESENTATIONS AND WARRANTIES.

Debtor makes the following representations and warranties to Secured Party:

3.1                               Debtor Organization and Name. Debtor is a corporation duly organized, existing and in good standing under the laws of its jurisdiction of incorporation, with full and adequate power to carry on and conduct its business as presently conducted. Debtor is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities requires such qualification or licensing. Debtor’s Organizational Identification Number is set forth in the Credit Agreement. The exact legal name of Debtor is as set forth in the first paragraph of this Security Agreement, and Debtor currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name, except as set forth in the Credit Agreement.

3.2                               Authorization. Debtor has full right, power and authority to enter into this Security Agreement and to perform all of its duties and obligations under this Security Agreement. The execution and delivery of this Security Agreement and the other Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the articles of incorporation or by-laws of Debtor. All necessary and appropriate action has been taken on the part of Debtor to authorize the execution and delivery of this Security Agreement.

3.3                               Validity and Binding Nature. This Security Agreement is the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

3.4                               Consent; Absence of Breach. The execution, delivery and performance of this Security Agreement and any other documents or instruments to be executed and delivered by Debtor in connection herewith, do not and will not: (a) require any consent, approval, authorization, or filings with, notice to or other act by or in respect of, any governmental authority or any other Person (other than filings or notices pursuant to federal or state securities laws or other than any consent or approval which has been obtained and is in full force and effect); (b) conflict with: (i) any provision of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority; (ii) the articles of incorporation, bylaws or other organic or governance document of Debtor; or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon Debtor or any of its properties or assets; or (c) require, or result in, the creation or imposition of any Lien on any asset of Debtor, other than Liens in favor of Secured Party created pursuant to this Security Agreement and Permitted Liens.

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3.5                               Ownership of Collateral; Liens. Debtor is the sole owner of all the Collateral, free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and other intellectual property rights), other than Permitted Liens.

3.6                               Adverse Circumstances. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which: (i) would have a Material Adverse Effect upon Debtor; or (ii) would constitute an Event of Default or an Unmatured Event of Default.

3.7                               Security Interest. This Security Agreement creates a valid security interest in favor of Secured Party in the Collateral and, when properly perfected by filing in the appropriate jurisdictions, or by possession or Control of such Collateral by Secured Party or delivery of such Collateral to Secured Party, shall constitute a valid, perfected, first-priority security interest in such Collateral. The Debtor represents and warrants that filing of a financing statement with the Personal Property Security Registration System of the Province of Ontario is sufficient to perfect Secured Party’s security interest in all Collateral.

3.8                               Place of Business. The principal place of business and books and records of Debtor is set forth in the preamble to this Security Agreement, and the location of all Collateral, if other than at such principal place of business, is as set forth on Schedule 3.8 attached hereto and made a part hereof, and Debtor shall promptly notify Secured Party of any change in such locations. Debtor will not remove or permit the Collateral to be removed from such locations without the prior written consent of Secured Party, except as permitted pursuant to the Credit Agreement.

3.9                               Complete Information. This Security Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials and information heretofore or contemporaneously herewith furnished in writing by Debtor to Secured Party for purposes of, or in connection with, this Security Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of Debtor to Secured Party pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by Secured Party that any projections and forecasts provided by Debtor are based on good faith estimates and assumptions believed by Debtor to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

4                                         REMEDIES.

Upon the occurrence of any default in the payment or performance of any of the covenants, conditions and agreements contained in this Security Agreement or any other Event of Default, Secured Party shall have all rights, powers and remedies set forth in this Security Agreement or the other Loan Documents or in any other written agreement or instrument relating to any of the Obligations or any security therefor, as a secured party under the UCC or as

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otherwise provided at law or in equity. Without limiting the generality of the foregoing, Secured Party may, at its option upon the occurrence of an Event of Default, declare its commitments to Debtor to be terminated and all Obligations to be immediately due and payable, or, if provided in the Loan Documents, all commitments of Secured Party to Debtor shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of Secured Party. Debtor hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Secured Party’s rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration, of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary. In addition to the foregoing:

4.1                               Possession and Assembly of Collateral. Secured Party may, without notice, demand or the initiation of legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which Secured Party already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may at any time enter into any of Debtor’s premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and Secured Party shall have the right to store and conduct a sale of the same in any of Debtor’s premises without cost to Secured Party. At Secured Party’s request, Debtor will, at Debtor’s sole expense, assemble the Collateral and make it available to Secured Party at a place or places to be designated by Secured Party which is reasonably convenient to Secured Party and Debtor.

4.2                               Sale of Collateral. Secured Party may sell any or all of the Collateral at public or private sale, upon such terms and conditions as Secured Party may deem proper, and Secured Party may purchase any or all of the Collateral at any such sale. Debtor acknowledges that Secured Party may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers. Debtor consents to any such private sale so made even though at places and upon terms less favorable than if the Collateral were sold at public sale. Secured Party shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Secured Party may apply the net proceeds, after deducting all costs, expenses, attorneys’ and paralegals’ fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of the Obligations, returning the excess proceeds, if any, to Debtor. Debtor shall remain liable for any amount remaining unpaid after such application, with interest at the Default Rate. Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by Secured Party at least ten (10) calendar days before the date of such disposition. Debtor hereby confirms, approves and ratifies all acts and deeds of Secured Party relating to the foregoing, and each part thereof, and expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against Secured Party or its representatives, by reason of taking, selling or collecting any portion of the Collateral. Debtor consents to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels or portions, or as an entirety, as Secured Party shall deem appropriate. Debtor expressly absolves Secured Party from

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any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or non-enforcement of any rights or remedies under this Security Agreement.

4.3                               Standards for Exercising Remedies. To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for Secured Party: (i) to incur expenses deemed necessary by Secured Party to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition; (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral; (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (vi) to contact other Persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral; (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (ix) to dispose of assets in wholesale rather than retail markets; (x) to disclaim disposition warranties, including any warranties of title; (xi) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral; or (xii) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral. Debtor acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by Secured Party would not be commercially unreasonable in Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to Debtor or to impose any duties on Secured Party that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section.

4.4                               UCC and Offset Rights. Secured Party may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Security Agreement or in any other agreements between any Obligor and Secured Party, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including costs of collection and attorneys’ and paralegals’ fees and costs, and in such order of application as Secured Party may, from time to time, elect, any indebtedness of Secured Party to any Obligor, however created or arising, including balances, credits, deposits, accounts or moneys of such Obligor in the possession,

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control or custody of, or in transit to Secured Party. Debtor, on behalf of itself and any Obligor, hereby waives the benefit of any law that would otherwise restrict or limit Secured Party in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from Secured Party to any Obligor.

4.5                               Additional Remedies. Upon the occurrence of an Event of Default, Secured Party shall have the right and power to:

(a)                                 instruct Debtor, at its own expense, to notify any parties obligated on any of the Collateral, including any Account Debtors, to make payment directly to Secured Party of any amounts due or to become due thereunder, or Secured Party may directly notify such obligors of the security interest of Secured Party, and/or of the assignment to Secured Party of the Collateral and direct such obligors to make payment to Secured Party of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such Persons obligated thereon;

(b)                                 enforce collection of any of the Collateral, including any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

(c)                                  take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;

(d)                                 extend, renew or modify for one or more periods (whether or not longer than the original period) the Obligations or any obligation of any nature of any other obligor with respect to the Obligations;

(e)                                  grant releases, compromises or indulgences with respect to the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to the Obligations;

(f)                                   transfer the whole or any part of Capital Securities which may constitute Collateral into the name of Secured Party or Secured Party’s nominee without disclosing, if Secured Party so desires, that such Capital Securities so transferred are subject to the security interest of Secured Party, and any corporation, association, or any of the managers or trustees of any trust issuing any of such Capital Securities, or any transfer agent, shall not be bound to inquire, in the event that Secured Party or such nominee makes any further transfer of such Capital Securities, or any portion thereof, as to whether Secured Party or such nominee has the right to make such further transfer, and shall not be liable for transferring the same;

(g)                                  vote the Collateral;

(h)                                 make an election with respect to the Collateral under Section 1111 of the Bankruptcy Code or take action under Section 364 or any other section of Bankruptcy Code; provided, however, that any such action of Secured Party as set forth herein shall not, in any manner whatsoever, impair or affect the liability of Debtor hereunder, nor prejudice, waive, nor

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be construed to impair, affect, prejudice or waive Secured Party’s rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, Debtor, any guarantor or other Person liable to Secured Party for the Obligations; and

(i)                                     at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Security Agreement, the Loan Documents, or any of the other Obligations, or Secured Party’s rights hereunder, under the Obligations.

Debtor hereby ratifies and confirms whatever Secured Party may do with respect to the Collateral and agrees that Secured Party shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral.

4.6                               Attorney-in-Fact. Debtor hereby irrevocably makes, constitutes and appoints Secured Party (and any officer of Secured Party or any Person designated by Secured Party for that purpose) as Debtor’s true and lawful proxy and attorney-in-fact (and agent-in-fact) in Debtor’s name, place and stead, with full power of substitution, to: (i) take such actions as are permitted in this Security Agreement; (ii) execute such financing statements and other documents and to do such other acts as Secured Party may require to perfect and preserve Secured Party’s security interest in, and to enforce such interests in the Collateral; and (iii) upon the occurrence of an Event of Default, carry out any remedy provided for in this Security Agreement, the Credit Agreement, or otherwise at law or in equity, including endorsing Debtor’s name to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of Debtor, changing the address of Debtor to that of Secured Party, opening all envelopes addressed to Debtor and applying any payments contained therein to the Obligations, and changing any merchant accounts or instructions to Payment Processing Companies regarding any credit/debit card payments from Account Debtors. Debtor hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable. Debtor hereby ratifies and confirms all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Security Agreement.

4.7                               No Marshaling. Secured Party shall not be required to marshal any present or future collateral security (including this Security Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, Debtor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Secured Party’s rights under this Security Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Debtor hereby irrevocably waives the benefits of all such laws.

4.8                               No Waiver. No Event of Default shall be waived by Secured Party except in writing. No failure or delay on the part of Secured Party in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude

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any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of Secured Party to exercise any remedy available to Secured Party in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. Debtor agrees that in the event that Debtor fails to perform, observe or discharge any of its Obligations or liabilities under this Security Agreement or any other agreements with Secured Party, no remedy of law will provide adequate relief to Secured Party, and further agrees that Secured Party shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

4.9                               Application of Proceeds. Secured Party will, within three (3) Business Days after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source, apply the whole or any part thereof against the Obligations secured hereby. Secured Party shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon Debtor. Any proceeds of any disposition by Secured Party of all or any part of the Collateral may be first applied by Secured Party to the payment of expenses incurred by Secured Party in connection with the Collateral, including reasonable attorneys’ fees and legal expenses and costs as provided for in Section 5.13 hereof.

5                                         MISCELLANEOUS.

5.1                               Entire Agreement. This Security Agreement and the other Loan Documents: (i) are valid, binding and enforceable against Debtor and Secured Party in accordance with their respective provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof; and (iii) are the final expression of the intentions of Debtor and Secured Party. No promises, either expressed or implied, exist between Debtor and Secured Party, unless contained herein or therein. This Security Agreement, together with the other Loan Documents, supersedes all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers or contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Security Agreement and the other Loan Documents. This Security Agreement and the other Loan Documents are the result of negotiations between Secured Party and Debtor and have been reviewed (or have had the opportunity to be reviewed) by counsel to all such parties, and are the products of all parties. Accordingly, this Security Agreement and the other Loan Documents shall not be construed more strictly against Secured Party merely because of Secured Party’s involvement in their preparation.

5.2                               Amendments; Waivers. No delay on the part of Secured Party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by Secured Party of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Security Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged

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by Secured Party, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

5.3                               WAIVER OF DEFENSES. DEBTOR WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH DEBTOR MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY SECURED PARTY IN ENFORCING THIS SECURITY AGREEMENT. PROVIDED SECURED PARTY ACTS IN GOOD FAITH, DEBTOR RATIFIES AND CONFIRMS WHATEVER SECURED PARTY MAY DO PURSUANT TO THE TERMS OF THIS SECURITY AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SECURED PARTY GRANTING ANY FINANCIAL ACCOMMODATION TO DEBTOR.

5.4                               FORUM SELECTION AND CONSENT TO JURISDICTION. TO INDUCE SECURED PARTY TO MAKE FINANCIAL ACCOMODATIONS TO DEBTOR, DEBTOR AGREES THAT ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE FEDERAL OR STATE COURTS OF BROWARD COUNTY, FLORIDA; PROVIDED THAT NOTHING IN THIS SECURITY AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE SECURED PARTY FROM BRINGING SUIT OR TAKTNG OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF BROWARD COUNTY, FLORIDA, FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. DEBTOR AND SECURED PARTY FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF FLORIDA. DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

5.5                               WAIVER OF JURY TRIAL. DEBTOR AND SECURED PARTY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS SECURITY AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY FN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH SECURED PARTY AND DEBTOR ARE ADVERSE PARTIES, AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A

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MATERIAL INDUCEMENT FOR SECURED PARTY GRANTING ANY FINANCIAL ACCOMMODATION TO DEBTOR.

5.6                               Assignability. Secured Party, prior to the occurrence of an Event of Default and with the consent of Debtor, which consent will not be unreasonably withheld, and after the occurrence of an Event of Default without consent from or notice to anyone, may at any time assign Secured Party’s rights in this Security Agreement, the other Loan Documents, the Obligations, or any part thereof and transfer Secured Party’s rights in any or all of the Collateral, and Secured Party thereafter shall be relieved from all liability with respect to such Collateral. This Security Agreement shall be binding upon Secured Party and Debtor and its respective legal representatives and successors. All references herein to Debtor shall be deemed to include any successors, whether immediate or remote. In the case of a joint venture or partnership, the term “Debtor” shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

5.7                               Binding Effect. This Security Agreement shall become effective upon execution by Debtor and Secured Party.

5.8                               Governing Law. This Security Agreement shall be delivered and accepted in and shall be deemed to be a contract made under and governed by the internal laws of the State of Florida, without regard to conflict of laws principles.

5.9                               Enforceability. Wherever possible, each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

5.10                        Time of Essence. Time is of the essence in making payments of all amounts due Secured Party under the Loan Documents and in the performance and observance by Debtor of each covenant, agreement, provision and term of this Security Agreement and the other Loan Documents.

5.11                        Counterparts; Facsimile Signatures. This Security Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Security Agreement. Receipt of an executed signature page to this Security Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by Secured Party shall be deemed to be originals thereof.

5.12                        Notices. Except as otherwise provided herein, Debtor waives all notices and demands in connection with the enforcement of Secured Party’s rights hereunder. All notices, requests, demands and other communications provided for hereunder shall be made in accordance with the terms of the Credit Agreement.

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5.13                        Costs, Fees and Expenses. Debtor shall pay or reimburse Secured Party for all reasonable costs, fees and expenses incurred by Secured Party or for which Secured Party becomes obligated in connection with the enforcement of this Security Agreement, including search fees, costs and expenses and attorneys’ fees, costs and time charges of counsel to Secured Party and all taxes payable in connection with this Security Agreement. In furtherance of the foregoing, Debtor shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Security Agreement and the other Loan Documents to be delivered hereunder, and agrees to save and hold Secured Party harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses. That portion of the Obligations consisting of costs, expenses or advances to be reimbursed by Debtor to Secured Party pursuant to this Security Agreement or the other Loan Documents which are not paid on or prior to the date hereof shall be payable by Debtor to Secured Party on demand. If at any time or times hereafter Secured Party: (a) employs counsel for advice or other representation: (i) with respect to this Security Agreement or the other Loan Documents; (ii) to represent Secured Party in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by Secured Party, Debtor, or any other Person) in any way or respect relating to this Security Agreement; or (iii) to enforce any rights of Secured Party against Debtor or any other Person under of this Security Agreement; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any of the Collateral; and/or (c) attempts to or enforces any of Secured Party’s rights or remedies under this Security Agreement, the costs and expenses incurred by Secured Party in any manner or way with respect to the foregoing, shall be part of the Obligations, payable by Debtor to Secured Party on demand.

5.14                        Termination. This Security Agreement and the Liens and security interests granted hereunder shall not terminate until the termination of the Credit Agreement and the commitments to make Loans thereunder and the full and complete performance and satisfaction and payment in full of all the Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted). Upon termination of this Security Agreement, Secured Party shall also deliver to Debtor (at the sole expense of Debtor) such UCC termination statements, certificates for terminating the liens on the Motor Vehicles (if any) and such other documentation, without recourse, warranty or representation whatsoever, as shall be reasonably requested by Debtor to effect the termination and release of the Liens and security interests in favor of Secured Party affecting the Collateral.

5.15                        Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Debtor for liquidation or reorganization, should Debtor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Debtor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or

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any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Debtor and Secured Party have executed this Security Agreement as of the date first above written.

Debtor:

OPEL TECHNOLOGIES, INC., an Ontario corporation

By:
Name:
Title:

Agreed and accepted:

Secured Party:

TCA GLOBAL CREDIT MASTER FUND, LP

By:	TCA Global Credit Fund GP, Ltd.
Its:	General Partner

By:
Name:
Title:

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Schedule 3.8

Collateral Locations/Places of Business

121 Richmond Street West, Suite 501, Toronto, ON M5H 2K1, Canada

Exhibit E

Form of Validity Guaranties

VALIDITY GUARANTY

This Validity Guaranty, dated effective as of March 30, 2012 (the “Validity Guaranty”), is made by Leon Pierhal, an individual (the “Undersigned”), for the benefit of TCA Global Credit Master Fund, LP (the “Lender”).

RECITALS

A.                                    Lender and Opel Technologies, Inc., an Ontario corporation, Odis, Inc., a Delaware corporation, and Opel Solar, Inc., a Delaware corporation (collectively, “Borrowers”) are parties to that certain Credit Agreement dated as of the date hereof (the “Credit Agreement”) pursuant to which Lender agreed to extend credit and make certain financial accommodations to Borrowers.

B.                                    The Undersigned is the President and CEO of each of the Borrowers.

C.                                    As a condition to entering into the Credit Agreement and extending such financial accommodations to Borrowers, Lender has required the execution and delivery of this Validity Guaranty by the Undersigned.

NOW THEREFORE, the Undersigned, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees as follows:

1.                                      Definitions. Capitalized terms used in this Validity Guaranty shall have the meanings given to them in the Credit Agreement, unless otherwise defined herein.

2.                                      Guaranty. The Undersigned does hereby absolutely and unconditionally, represent, warrant and guarantee to Lender that:

(a)                                 All Accounts from time to time reported to Lender as Eligible Accounts or otherwise listed or included on any Borrowing Base Certificate shall be genuine Accounts owned by Borrower and in all respects what they purport to be and shall, in the case of Accounts, represent bona fide and existing obligations of Account Debtors to Borrowers.

(b)                                 All reports, schedules, certificates, and other information from time to time delivered or otherwise reported to Lender by Borrowers, including, without limitation, all financial statements, tax returns, and Borrowing Base Certificates and all supporting information or documentation delivered in connection therewith, shall be bona fide, complete, correct, and accurate in all material respects and shall accurately and completely report all matters purported to be covered or reported thereby.

(c)                                  Each Account from time to time identified to Lender in any Borrowing Base Certificate as an Eligible Account shall, as of the date of such Borrowing Base Certificate, constitute an Eligible Account in accordance with the terms of the Credit Agreement.

(d)                                 The Undersigned may from time to time, sign and deliver reports (including, without limitation, those specifically mentioned above) or otherwise deliver any such

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information to Lender as Lender may request, and the Undersigned that he is duly authorized to deliver same to Lender on behalf of Borrowers.

(e)                                  All collections and proceeds of Eligible Accounts from time to time received by Borrowers, or any of its officers, employees, agents or other representatives, shall forthwith be delivered to Lender as required under the Credit Agreement.

(f)                                   All Collateral: (i) will be owned by Borrowers and will be possessed by Borrowers or their agents, respectively and as applicable; (ii) will not be subject to any lien or security interest except as permitted by Lender; and (iii) will be maintained only at the locations designated in the Credit Agreement or Security Agreement, unless Borrowers obtain Lender’s prior written consent.

3.                                      Consideration for Guaranty. The Undersigned acknowledges and agrees with Lender that, but for the execution and delivery of this Validity Guaranty by the Undersigned, Lender would not have entered into the Credit Agreement. The Undersigned acknowledges and agrees that the loans and other extensions of credit made to Borrowers by Lender under the Credit Agreement will result in significant benefits to the Undersigned.

4.                                      Indemnification. The Undersigned hereby agrees and undertakes to indemnify, defend, and save Lender free and harmless of and from any damage, loss, and expense (including, without limitation, reasonable attorneys’ fees and costs) which Lender may sustain or incur, directly or indirectly, as a result of any breach, default or material inaccuracy of any of the representations, warranties, covenants, and agreements contained herein. The Undersigned’s liability hereunder is direct and unconditional.

5.                                      Cumulative Remedies. Lender’s rights and remedies hereunder are cumulative of all other rights and remedies which Lender may now or hereafter have with respect to the Undersigned, Borrowers, or any other Person.

6.                                      Borrower’s Financial Condition. The Undersigned acknowledges that he has reviewed and is familiar with the Loan Documents and is familiar with the operations and financial condition of each Borrower, and agrees that Lender shall not have any duty or obligation to communicate to the Undersigned any information regarding Borrowers’ financial condition or affairs.

7.                                      Assignability. This Validity Guaranty shall be binding upon the Undersigned and shall inure to the benefit of Lender and its successors or assigns. Lender may at any time assign Lender’s rights in this Validity Guaranty.

8.                                      Continuing Guaranty. This is a continuing guaranty and shall remain in full force and effect as to all of the Obligations until such date as all amounts owing by Borrowers to Lender shall have been paid in full in cash and all commitments of Lender to lend under the Credit Agreement have terminated or expired and all obligations of Lender with respect to any of the Obligations shall have terminated or expired.

9.                                      Further Assurances. The Undersigned agrees that he will cooperate with Lender at all times in connection with any actions taken by Lender pursuant to the Credit Agreement to

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monitor, administer, enforce, or collect the Collateral. In the event Borrowers should cease or discontinue operating as a going concern in the ordinary course of business, then for so long as any Obligations remain outstanding, the Undersigned agrees that he shall assist Lender in connection with any such action, as Lender may request.

10.                               Choice Of Law and Venue Selection. All terms and provisions hereof and the rights and obligations of the Undersigned and Lender hereunder shall be governed, construed and interpreted in accordance with the laws of the State of Florida, without reference to conflict of laws principles. The Undersigned hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts located in Broward County, Florida, and agrees and consents that service of process may be made upon the Undersigned in any legal proceeding relating to this Validity Guaranty or any other relationship between Lender and the Undersigned. Any judicial proceeding by the Undersigned against Lender involving, directly or indirectly, any matter in any way arising out of, related to, or connection with this Validity Guaranty or any Loan Document shall be brought only in a state or federal court in Broward County, Florida, having jurisdiction. The Undersigned hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, that any such proceeding is brought in an inconvenient forum or that the venue thereof is improper. Nothing herein shall limit the right of Lender to bring proceedings against the Undersigned in the courts of any other jurisdiction.

11.                               WAIVER OF JURY TRIAL. THE UNDERSIGNED AND LENDER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN THE UNDERSIGNED AND LENDER OR AMONG BORROWER, THE UNDERSIGNED, AND LENDER AND/OR LENDER’S AFFILIATES ARISING OUT OF OR IN ANY WAY RELATED TO THIS VALIDITY GUARANTY, ANY OTHER LOAN DOCUMENT OR ANY RELATIONSHIP AMONG LENDER, THE UNDERSIGNED, BORROWER, AND/OR ANY AFFILIATE OF LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED IN THE CREDIT AGREEMENT.

12.                               ADVICE OF COUNSEL. THE UNDERSIGNED ACKNOWLEDGE THAT EACH OF THEM HAS EITHER OBTAINED THE ADVICE OF COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS VALIDITY GUARANTY.

13.                               Electronic Signatures. Lender is hereby authorized to rely upon and accept as an original this Validity Guaranty which is sent to Lender via facsimile, .pdf, or other electronic transmission.

[SIGNATURE PAGE TO FOLLOW]

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The Undersigned has executed this Validity Guaranty as of the date first above written.

By:
Name: Leon Pierhal

Validity Guaranty Signature Page

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